As filed with the Securities and Exchange Commission on March 7, 2016

Registration No. 333-192302

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(See table of Additional Registrants)

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-1568099
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Citigroup Global Markets Holdings Inc.

(Exact name of registrant as specified in its charter)

New York	11-2418067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

388 Greenwich Street

New York, New York 10013

(212) 559-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Julie Bell Lindsay, Esq.

General Counsel-Capital Markets and Corporate Reporting

Citigroup Inc.

388 Greenwich Street

New York, New York 10013

(212) 559-1000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Gregory A. Fernicola, Esq. Dwight S. Yoo, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 (212) 735-3000	Jeffrey D. Karpf, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/Proposed maximum offering price(1)(2)	Amount of registration fee(3)
Debt Securities of Citigroup Inc.
Common Stock Warrants of Citigroup Inc.
Index Warrants of Citigroup Inc.
Preferred Stock of Citigroup Inc.
Depositary Shares of Citigroup Inc.
Common Stock of Citigroup Inc.
Stock Purchase Contracts of Citigroup Inc.
Stock Purchase Units of Citigroup Inc.
Debt Securities of Citigroup Global Markets Holdings Inc.
Citigroup Inc. Guarantees of Debt Securities of Citigroup Global Markets Holdings Inc. (4)

Debt securities, index warrants, preferred stock and depositary shares of Citigroup Inc. or its corporate predecessors, capital securities of the Additional Registrants listed below, and Citigroup Inc. guarantees of debt securities, index warrants and capital securities of the Additional Registrants and Citigroup Inc.’s corporate predecessors (2)

Total

(1)	An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the issuer is deferring payment of all of the registration fee. In connection with the securities offered hereby, the issuer will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act, except for the following amount of fees that remains available to be offset in future offerings pursuant to Rule 457(p) under the Securities Act: $125,810.23 of fees paid with respect to unsold securities registered on Registration Statement File No. 333-172554, filed on March 2, 2011 by Citigroup Funding Inc., a wholly-owned subsidiary of Citigroup Inc. that has been merged into Citigroup Inc. As of the date of this filing, of the $125,810.23 of registration fees from File No. 333-172554 that remains available for future registration fee offset, Citigroup Inc. has designated the full amount of $125,810.23 as available for future registration fee offset with respect to offerings of Citigroup Inc.’s Medium-Term Senior Notes, Series G or Citigroup Global Markets Holdings Inc.’s Medium-Term Senior Notes, Series N. The “Calculation of Registration Fee” table accompanying the filing of the final pricing supplement or prospectus supplement for any future offering of securities utilizing these remaining registration fees from File No. 333-172554 will indicate the amount that is being utilized as well as the amount remaining available for future registration fee offset.

(2)	Includes an unspecified number of securities that may be offered or sold by affiliates of Citigroup Inc. in market-making transactions. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate number or amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by Citigroup Inc., its corporate predecessors or the Additional Registrants. All such market-making transactions with respect to these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

(3)	Pursuant to Rule 457(q) under the Securities Act, no separate registration fee is required for the registration of an indeterminate amount of securities to be offered solely for market-making purposes by affiliates of Citigroup Inc. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable for the guarantees being registered on this Registration Statement.

(4)	No separate consideration will be received for the Guarantees.

1

Table of Additional Registrants

Exact Name of Additional Registrant, as Specified in Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification No.
Citigroup Capital IX	Delaware	06-1532083
Citigroup Capital XI	Delaware	06-1532087
Citigroup Capital XIII	Delaware	06-1532089
Citigroup Capital XVII	Delaware	20-5127793
Citigroup Capital XVIII	Delaware	20-5127853

Explanatory Note

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-192302) is being filed in order to (a) add Citigroup Global Markets Holdings Inc. as a registrant under the Registration Statement; (b) register the debt securities of Citigroup Global Markets Holdings Inc. and the guarantees of those debt securities by Citigroup Inc. as separate classes of securities hereunder; (c) file a base prospectus to be used by Citigroup Global Markets Holdings Inc. in connection with offerings of its debt securities and a form of prospectus supplement relating to the offering by Citigroup Global Markets Holdings Inc. of its Medium-Term Senior Notes, Series N; and (d) file additional, related exhibits under Item 16 of Part II hereof. No changes or additions are being made to the existing prospectus and prospectus supplement relating to the securities to be issued from time to time by Citigroup Inc. or to the existing market-making prospectus, each of which remain a part of the Registration Statement, and therefore such existing prospectuses have been omitted. This Post-Effective Amendment No. 2 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.

Each of the base prospectus and prospectus supplement filed in this Post-Effective Amendment No. 2 to the Registration Statement also may be used by direct or indirect subsidiaries of Citigroup Inc., including Citigroup Global Markets Inc., or other affiliates in market-making transactions in the securities described therein after they are initially offered and sold.

PROSPECTUS

Citigroup Global Markets Holdings Inc.

Debt Securities

Payments Due from Citigroup Global Markets Holdings Inc.

Fully and Unconditionally Guaranteed by

Citigroup Inc.

Citigroup Global Markets Holdings Inc. (“Citigroup Global Markets Holdings”) will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus, the accompanying prospectus supplement and any applicable pricing supplement carefully before you invest. Citigroup Global Markets Holdings may offer and sell these securities to or through one or more underwriters, dealers and agents, including Citigroup Global Markets Inc., a broker-dealer affiliate of Citigroup Global Markets Holdings and Citigroup Inc. (“Citigroup”), or directly to purchasers, on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are unsecured obligations of Citigroup Global Markets Holdings Inc., and the guarantee of these securities is an unsecured obligation of Citigroup Inc. These securities, and the guarantee of these securities by Citigroup Inc., are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The date of this prospectus is March 7, 2016

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of Citigroup Global Markets Holdings, Citigroup and all material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the securities that Citigroup Global Markets Holdings may offer;

•	the accompanying prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” beginning on page 4 for information on Citigroup, including its financial statements.

Citigroup Inc.

Citigroup Inc. is a global diversified financial services holding company, whose businesses provide consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, trade and securities services and wealth management. Citigroup has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions. Citigroup’s principal subsidiaries are Citibank, N.A., Citigroup Global Markets Inc. and Grupo Financiero Banamex, S.A. de C.V., each of which is a wholly owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.

Citigroup’s principal executive office is located at 388 Greenwich Street, New York, New York 10013, and its telephone number is (212) 559-1000.

References in this prospectus to “Citigroup” or the “Guarantor” are to Citigroup Inc., and not any of its subsidiaries, unless the context indicates otherwise.

Citigroup Global Markets Holdings Inc.

Citigroup Global Markets Holdings Inc. is a holding company primarily engaged in full-service investment banking and securities brokerage business through its U.S. and foreign broker-dealer subsidiaries. Citigroup Global Markets Holdings is a wholly-owned subsidiary of Citigroup Inc.

Citigroup Global Markets Holdings’ principal executive office is located at 388 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-6000.

References in this prospectus to “Citigroup Global Markets Holdings,” “we,” “our” or “us” are to Citigroup Global Markets Holdings Inc., and not any of its subsidiaries, unless the context indicates otherwise.

The Securities Citigroup Global Markets Holdings May Offer

Citigroup Global Markets Holdings may use this prospectus to offer debt securities. A prospectus supplement and/or pricing supplement will describe the specific types, amounts, prices and detailed terms of, and important United States federal income tax considerations in respect of, any of the offered securities.

Debt Securities

Debt securities are guaranteed unsecured and unsubordinated general obligations of Citigroup Global Markets Holdings. The debt securities include Citigroup Global Markets Holdings’ notes, debt and guarantees and any other debt for money borrowed that is not subordinated.

The debt securities will be issued under a senior debt indenture between Citigroup Global Markets Holdings, Citigroup, as guarantor, and The Bank of New York Mellon, as trustee. Below are summaries of the general features of the debt securities from this indenture, unless otherwise specified in connection with a particular offering. For a more detailed description of these features, see “Description of Debt Securities” below. You are also encouraged to read the indenture, which is included or incorporated by reference in Citigroup Global Markets Holdings’ registration statement of which this prospectus forms a part, Citigroup’s most recent Annual Report on Form 10-K, Citigroup’s Quarterly Reports on Form 10-Q filed after its most recent Annual Report on Form 10-K and Citigroup’s Current Reports on Form 8-K filed after the period covered by Citigroup’s most recent Annual Report on Form 10-K. You can receive copies of these documents by following the directions on page 5.

General Indenture Provisions that Apply to the Debt Securities

•	The indenture does not limit the amount of debt that Citigroup Global Markets Holdings and Citigroup may issue or provide holders any protection should there be a highly leveraged transaction involving Citigroup Global Markets Holdings or Citigroup, although it does limit Citigroup Global Markets Holdings’ and Citigroup’s ability to pledge the stock of any subsidiary that meets the financial thresholds in the indenture. These thresholds are described below under “Description of Debt Securities — Covenants.”

•	The indenture allows for different types of debt securities, including indexed securities, to be issued in series.

•	The indenture allows Citigroup Global Markets Holdings and Citigroup to merge or to consolidate with another company or sell all or substantially all of its assets to another company. If any of these events occur, the other company generally would be required to assume Citigroup Global Markets Holdings’ and Citigroup’s responsibilities for the debt. Unless the transaction resulted in a default, Citigroup Global Markets Holdings and Citigroup would be released from all liabilities and obligations under the debt securities when the other company assumed its responsibilities.

•	The indenture provides that holders of a majority of the principal amount of the debt securities outstanding in any series that, in each case, are affected by such change, may vote to change Citigroup Global Markets Holdings’ and Citigroup’s obligations or your rights concerning those securities. However, changes to the financial terms of that security, including changes in the payment of principal or interest on that security or, except in certain circumstances, the currency of payment, cannot be made unless every holder affected consents to the change.

•	Citigroup Global Markets Holdings and Citigroup may satisfy their respective obligations under the debt securities or be released from their respective obligations to comply with certain limitations at any time by depositing sufficient amounts of cash and/or government securities with the trustee to pay Citigroup Global Markets Holdings’ obligations under the particular securities when due.

•	The indenture governs the actions of the trustee with regard to the debt securities, including when the trustee is required to give notices to holders of the securities and when lost or stolen debt securities may be replaced.

•	Citigroup provides a full and unconditional guarantee of the debt securities for the benefit of the holders, from time to time, of such debt securities.

Events of Default and Defaults

The events of default specified in the indenture include:

•	failure by Citigroup Global Markets Holdings or Citigroup to pay principal when due;

•	failure by Citigroup Global Markets Holdings or Citigroup to pay required interest for 30 days;

•	failure by Citigroup Global Markets Holdings or Citigroup to make a required scheduled installment payment to a sinking fund for 30 days;

•	failure by Citigroup Global Markets Holdings to perform other covenants for 90 days after notice;

•	certain events of insolvency or bankruptcy of Citigroup Global Markets Holdings, whether voluntary or not; and

•	any additional events as may be set forth in the applicable prospectus supplement.

Events of bankruptcy or insolvency or resolution proceedings relating to Citigroup will not constitute an event of default with respect to any series of debt securities. Similarly, any breach of a covenant in the indenture by Citigroup (other than payment default) will not constitute an event of default with respect to any series of debt securities. See “Description of Debt Securities — Events of Default and Defaults.” Moreover, it will not constitute an event of default with respect to any series of debt securities if the guarantee of the debt security by Citigroup ceases to be in full force and effect for any reason.

Remedies

If there were an event of default, the trustee or holders of 25% of the principal amount of debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series could rescind that acceleration of the debt securities.

Use of Proceeds

Citigroup Global Markets Holdings will use the net proceeds it receives from any offering of these securities for general corporate purposes, which may include funding its or Citigroup’s operating units and subsidiaries, financing possible acquisitions or business expansion and refinancing or extending the maturity of existing debt obligations. Citigroup Global Markets Holdings may use a portion of the proceeds from the sale of indexed notes to hedge its exposure to payments that it may have to make on such indexed notes as described below under “Use of Proceeds and Hedging.”

Plan of Distribution

Citigroup Global Markets Holdings may sell the offered securities in any of the following ways:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement and/or pricing supplement will explain the ways Citigroup Global Markets Holdings sells specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts Citigroup Global Markets Holdings is granting the underwriters, dealers or agents.

If Citigroup Global Markets Holdings uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

Citigroup Global Markets Holdings expects that the underwriters for any offering will include one or more of its broker-dealer affiliates, including Citigroup Global Markets Inc. These broker-dealer affiliates also expect to offer and sell previously issued offered securities as part of their business, and may act as a principal or agent in such transactions. Citigroup Global Markets Holdings or any of its affiliates may use this prospectus and the related prospectus supplements and pricing supplements in connection with these activities. Offerings in which Citigroup Global Markets Holdings’ broker-dealer affiliates participate will conform with the requirements set forth in Rule 5121 of the Financial Industry Regulatory Authority, Inc. addressing conflicts of interest when distributing the securities of an affiliate. See below under “Plan of Distribution”.

Ratio of Income to Fixed Charges and

Ratio of Income to Combined Fixed Charges

Including Preferred Stock Dividends

The following table shows (1) the consolidated ratio of income to fixed charges and (2) the consolidated ratio of income to combined fixed charges including preferred stock dividends of Citigroup for each of the five most recent fiscal years.

	Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of income to fixed charges (excluding interest on deposits)	4.41	2.74	2.90	1.61	1.93
Ratio of income to fixed charges (including interest on deposits)	3.01	2.04	2.19	1.39	1.61
Ratio of income to combined fixed charges including preferred stock dividends (excluding interest on deposits)	4.08	2.64	2.87	1.61	1.93
Ratio of income to combined fixed charges including preferred stock dividends (including interest on deposits)	2.89	2.00	2.18	1.39	1.61

Where You Can Find More Information

As required by the Securities Act of 1933, Citigroup Global Markets Holdings and Citigroup filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Citigroup files at the SEC’s public reference room in Washington, D.C. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

The SEC allows Citigroup to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Citigroup incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (File No. 1-09924):

•	Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 26, 2016;

•	Current Reports on Form 8-K filed May 4, 2015, July 7, 2015, December 18, 2015, January 12, 2016, January 15, 2016 (to the extent filed with the SEC), February 1, 2016 (two filings), February 2, 2016, February 18, 2016 (two filings) and February 26, 2016; and

•	Definitive Proxy Statement on Schedule 14A, filed on March 18, 2015.

In no event, however, will any of the information that Citigroup furnishes to, pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than files with, the SEC be incorporated by reference or otherwise be included herein, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document.

All documents filed by Citigroup specified in Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date the broker-dealer subsidiaries of Citigroup stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:

Citigroup Document Services

540 Crosspoint Parkway

Getzville, NY 14068

(716) 730-8055 (tel.)

(877) 936-2737 (toll free)

You should rely only on the information provided in this prospectus, the prospectus supplement and any applicable pricing supplement, as well as the information incorporated by reference. Neither Citigroup Global Markets Holdings nor Citigroup is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and in other information incorporated by reference in this prospectus are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are not based on historical facts but instead represent only Citigroup’s and its management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, estimate, may increase, may fluctuate, and similar expressions, or future or conditional verbs such as will, should, would and could.

Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation the precautionary statements included in this prospectus and the accompanying prospectus supplement, and the factors and uncertainties listed under “Forward-Looking Statements” in Citigroup’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and described under “Risk Factors” in Citigroup’s most recent Annual Report on Form 10-K.

CITIGROUP INC.

Citigroup Inc. is a global diversified financial services holding company, whose businesses provide consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, trade and securities services and wealth management. Citigroup has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions. Citigroup’s principal subsidiaries are Citibank, N.A., Citigroup Global Markets Inc. and Grupo Financiero Banamex, S.A. de C.V., each of which is a wholly owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.

Citigroup is a holding company and services its obligations primarily by earnings from its operating subsidiaries. Citigroup may augment its capital through issuances of common stock, perpetual preferred stock and equity issued through awards under employee benefits plans, among other issuances. Citigroup and Citigroup’s subsidiaries that operate in the banking and securities businesses can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. Citigroup’s subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. Citigroup currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Citigroup’s ability to service its own debt. Citigroup must also maintain the required capital levels of a bank holding company, and must submit a capital plan, subjected to stress testing, to the Federal Reserve, to which the Federal Reserve does not object, before it may pay dividends on its stock.

Under the regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require Citigroup to commit resources to its subsidiary banks when doing so is not otherwise in the interests of Citigroup or its shareholders or creditors.

Citigroup currently operates, for management reporting purposes, via two primary business segments: Citicorp, consisting of Citigroup’s Global Consumer Banking businesses and Institutional Clients Group; and Citi Holdings, consisting of businesses and portfolios of assets that Citigroup has determined are not central to its core Citicorp businesses.

Institutional Clients Group (“ICG”) provides corporate, institutional, public sector and high-net-worth clients around the world with a full range of wholesale banking products and services, including fixed income and equity sales and trading, foreign exchange, prime brokerage, derivative services, equity and fixed income research, corporate lending, investment banking and advisory services, private banking, cash management, trade finance and securities services. ICG transacts with clients in both cash instruments and derivatives, including fixed income, foreign currency, equity and commodity products.

ICG revenue is generated primarily from fees and spreads associated with these activities. ICG earns fee income for assisting clients in clearing transactions, providing brokerage and investment banking services and other such activities. In addition, as a market maker, ICG facilitates transactions, including holding product inventory to meet client demand, and earns the differential between the price at which it buys and sells the products. These price differentials and the unrealized gains and losses on the inventory are recognized as revenue when earned. Interest revenue may also be earned on these inventory positions. Revenue is also generated from transaction processing and assets under custody and administration.

ICG’s international presence is supported by trading floors in approximately 80 countries and a proprietary network in over 95 countries and jurisdictions. At December 31, 2015, ICG had approximately $1.2 trillion of assets and $587 billion of deposits, while two of its businesses, securities services and issuer services, managed approximately $15.1 trillion of assets under custody compared to $16.1 trillion at the end of 2014.

The principal office of Citigroup is located at 388 Greenwich Street, New York, New York 10013, and its telephone number is (212) 559-1000.

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

Citigroup Global Markets Holdings Inc., operating through its subsidiaries, engages in full-service investment banking and securities brokerage business. As used in this description, Citigroup Global Markets Holdings and the Company refer to Citigroup Global Markets Holdings Inc. and its consolidated subsidiaries. Citigroup Global Markets Holdings operates in the ICG segment.

The principal offices of Citigroup Global Markets Holdings are located at 388 Greenwich Street, New York, New York 10013, and its telephone number is (212) 816-6000. Citigroup Global Markets Holdings was incorporated in New York on February 23, 1977 and is the successor to Salomon Smith Barney Holdings Inc., a Delaware corporation, following a statutory merger effective on July 1, 1999, for the purpose of changing its state of incorporation. On April 7, 2003, Citigroup Global Markets Holdings filed a Restated Certificate of Incorporation in the State of New York changing its name from Salomon Smith Barney Holdings Inc. to Citigroup Global Markets Holdings Inc.

USE OF PROCEEDS AND HEDGING

General.    Citigroup Global Markets Holdings will use the proceeds it receives from the sale of the offered securities for general corporate purposes, which may include:

•	funding the business of its operating units and the operating units of Citigroup and its subsidiaries;

•	funding investments in, or extensions of credit or capital contributions to, its and Citigroup’s subsidiaries;

•	financing possible acquisitions or business expansion; and

•	lengthening the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.

Citigroup Global Markets Holdings expects to incur additional indebtedness in the future to fund its businesses. Citigroup Global Markets Holdings or one or more affiliates may enter into a derivative or other transaction in connection with the sale of the offered securities and may earn additional income from that transaction.

Use of Proceeds Relating to Indexed Notes.    Citigroup Global Markets Holdings or one or more of its affiliates may use all or some of the proceeds received from the sale of indexed notes to purchase or maintain positions in the underlying assets. Citigroup Global Markets Holdings or one or more of its affiliates may also purchase or maintain positions in options, futures contracts, forward contracts or swaps, or options on the foregoing, or other derivative or similar instruments relating to the relevant index or underlying assets. Citigroup Global Markets Holdings may also use the proceeds to pay the costs and expenses of hedging any currency, interest rate or other index-related risk relating to such indexed notes.

Citigroup Global Markets Holdings expects that it or one or more of its affiliates will increase or decrease their initial hedging position over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the underlying instrument. These factors may include the history of price changes in that underlying instrument and the time remaining to maturity. Citigroup Global Markets Holdings or one or more of its affiliates may take long or short positions in the index, the underlying assets, options, futures contracts, forward contracts, swaps, or options on the foregoing, or other derivative or similar instruments related to the index or the underlying assets. These other hedging activities may occur from time to time before the indexed notes mature and will depend on market conditions and the value of the index and the underlying assets.

In addition, Citigroup Global Markets Holdings or one or more of its affiliates may purchase or otherwise acquire a long or short position in indexed notes from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such offered securities. Citigroup Global Markets Holdings or one or more of its affiliates may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

If Citigroup Global Markets Holdings or one or more of its affiliates has a long hedge position in, or options, futures contracts or swaps or options on the foregoing, or other derivative or similar instruments related to, the index or underlying assets, Citigroup Global Markets Holdings or one or more of its affiliates may liquidate all or a portion of its holdings at or about the time of the maturity or earlier redemption or repurchase of, or the payment of any indexed interest on, the indexed notes. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Since the hedging activities described in this section involve risks and may be influenced by a number of factors, it is possible that Citigroup Global Markets Holdings or one or more of its affiliates may receive a profit from the hedging activities, even if the market value of the indexed notes declines. Citigroup Global Markets Holdings is only able to determine profits or losses from any such position when the position is closed out and any offsetting position or positions are taken into account.

Citigroup Global Markets Holdings has no reason to believe that its hedging activities, as well as those of its affiliates, will have a material impact on the price of such options, futures contracts, forward contracts, swaps, options on the foregoing, or other derivative or similar instruments, or on the value of the index or the underlying assets. However, Citigroup Global Markets Holdings cannot guarantee you that its hedging activities, as well as those of its affiliates, will not affect such prices or values. Citigroup Global Markets Holdings will use the remainder of the proceeds from the sale of indexed notes for the general corporate purposes described above.

EUROPEAN MONETARY UNION

The foreign currencies in which debt securities may be denominated or by which amounts due on the offered securities may be calculated could be issued by countries that are member states of the European Union that have adopted or adopt the single Euro currency in accordance with the Treaty establishing the European Community (as that Treaty is amended from time to time) (the “Participating Member States”).

The current nineteen Participating Member States are: Austria, Belgium, Cyprus, Estonia, Finland, France, Germany, Greece, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Portugal, Slovakia, Slovenia and Spain. Other member states of the European Union may also become participating member states of the single Euro currency.

DESCRIPTION OF DEBT SECURITIES

The debt securities offered by this prospectus will be guaranteed unsecured and unsubordinated obligations of Citigroup Global Markets Holdings. The debt securities will be issued under a senior debt indenture to be executed in March 2016. The senior debt indenture is sometimes referred to in this prospectus as the “indenture.” The senior debt indenture (or form thereof) has been filed with the SEC and is included in the registration statement on Form S-3 under the Securities Act of 1933, as amended, of which this prospectus forms a part.

The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement or pricing supplement, as the case may be. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement and/or pricing supplement. Copies of the indenture may be obtained from Citigroup Global Markets Holdings, Citigroup or the trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the indenture. Wherever particular sections or defined terms of the indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference. If any debt securities are to be issued under an indenture having terms that differ from those described below, the terms of such indenture will be as described in the applicable supplement for the offering of such debt securities.

As used in this prospectus, the term “supplement” means either a prospectus supplement or a pricing supplement, as applicable.

Unless otherwise specified in connection with a particular offering of debt securities, the trustee under the indenture will be The Bank of New York Mellon. Citigroup Global Markets Holdings has appointed Citibank, N.A. to act as registrar and paying agent under the indenture.

General

The indenture provides that unsecured senior debt securities of Citigroup Global Markets Holdings, the payment on which is fully and unconditionally guaranteed by Citigroup, may be issued in one or more series, with different terms, in each case as authorized from time to time by Citigroup Global Markets Holdings. Citigroup Global Markets Holdings also has the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series.

United States federal income tax consequences and other special considerations applicable to any debt securities issued by Citigroup Global Markets Holdings at a discount or a premium will be described in the applicable supplement.

Because Citigroup is a holding company, the claims of creditors of Citigroup’s subsidiaries will have a priority over Citigroup’s equity rights and the rights of Citigroup’s creditors, including the holders of debt securities, to participate in the assets of Citigroup’s subsidiaries (other than Citigroup Global Markets Holdings) upon any subsidiary’s liquidation. Similarly, because Citigroup Global Markets Holdings is also a holding company, the claims of creditors of Citigroup Global Markets Holdings’ subsidiaries will have a priority over Citigroup Global Markets Holdings’ equity rights and the rights of Citigroup Global Markets Holdings’ creditors, including the holders of debt securities, to participate in the assets of Citigroup Global Markets Holdings’ subsidiaries upon any subsidiary’s liquidation.

The applicable supplement relating to any offering of debt securities will describe the following terms, where applicable:

•	the title of the debt securities;

•	the indenture under which the debt securities are being issued;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	if other than in U.S. dollars, the currency or currency unit in which payment will be made;

•	if the amount of any payment may be determined with reference to an index or formula based on a currency or currency unit other than that in which the debt securities are payable, the manner in which the amounts will be determined;

•	if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

•	if any payments may be made at the election of Citigroup Global Markets Holdings or a holder of debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable, the periods within which, and the terms upon which, such election may be made;

•	the terms and conditions on which the debt securities may be redeemed at the option of Citigroup Global Markets Holdings;

•	any obligation of Citigroup Global Markets Holdings to redeem, purchase or repay the debt securities at the option of a holder and the terms and conditions of redemption, purchase or repayment;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

•	the date of any global security if other than the original issuance of the first debt security to be issued;

•	any material provisions of the indenture described in this prospectus that do not apply to the debt securities; and

•	any other specific terms of the debt securities (Section 3.01).

The terms on which debt securities may be convertible into or exchangeable for common stock or other securities of any kind will be set forth in the supplement relating to such offering. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Citigroup Global Markets Holdings. The terms may include provisions pursuant to which the number of shares of common stock or other securities to be received by the holders of such debt securities may be adjusted.

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities are not subject to any sinking fund.

Unless otherwise specified in connection with a particular offering of debt securities, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 and whole multiples of $1,000 in excess thereof (Section 2.01). The supplement relating to debt securities denominated in a foreign currency will specify the denomination of such debt securities.

The currency for payment for book-entry debt securities denominated in a foreign currency will be specified in the applicable supplement. However, when interests in such debt securities are held through The Depository Trust Company (“DTC”), all payments in respect of such debt securities will be made in U.S. dollars, except as may be otherwise specified in the applicable supplement. See “— Book-Entry Procedures and Settlement” and “Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency — Currency Conversions” below.

Citigroup Global Markets Holdings may, without notice to or consent of the holders or beneficial owners of a series of debt securities, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities initially issued. Any such debt securities could be considered part of the same series of debt securities under the indenture as the debt securities initially issued.

The debt securities will be issued only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “— Book-Entry Procedures and Settlement.”

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal trust office of the registrar maintained for such purpose in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but Citigroup Global Markets Holdings may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer (Section 3.06).

Unless otherwise specified in connection with a particular offering of debt securities denominated in a foreign currency, a fiscal agency agreement will be entered into in relation to the debt securities between Citigroup Global Markets Holdings and Citibank, N.A., London office, as registrar, fiscal agent and principal paying agent. The terms “registrar,” “fiscal agent,” and “principal paying agent” shall include any successors appointed from time to time in accordance with the provisions of the fiscal agency agreement, and any reference to an “agent” or “agents” shall mean any or all (as applicable) of such persons. The holders of the debt securities are bound by, and are deemed to have notice of, the provisions of the fiscal agency agreement. Unless otherwise specified in connection with a particular offering of debt securities, copies of the fiscal agency agreement are available for inspection during usual business hours at the principal office of Citibank, N.A. London office, located at Citigroup Centre, Canada Square, Canary Wharf, London, England.

Payments of Principal and Interest

Payments of principal and interest on debt securities issued in book-entry form will be made as described below under “— Book-Entry Procedures and Settlement.” Payments of principal and interest on debt securities issued in definitive form, if any, will be made as described below under “— Definitive Notes and Paying Agents.”

Unless otherwise specified in connection with a particular offering of debt securities, interest on the debt securities will be paid as follows:

Interest Payment Frequency	Interest Payment Dates

Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the debt security was issued.

Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the month the debt security was issued.

Semi-annually	Fifteenth day of every sixth month, beginning in the sixth calendar month following the month the debt security was issued.

Annually	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the debt security was issued.

Unless otherwise specified in connection with a particular offering of debt securities, all payments of interest on the debt securities will be made to the persons in whose names the notes are registered at the close of business on the Business Day preceding an interest payment date.

If an interest payment date for a fixed rate note or the maturity date of the debt securities falls on a day that is not a Business Day, the payment due on such interest payment date or on the maturity date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement. Unless otherwise specified in connection with a particular offering of debt securities, if an interest payment date for a floating rate note falls on a day that is not a Business Day, such interest payment date will be the next following Business Day unless that day falls in the next calendar month, in which case the interest payment date will be the first preceding Business Day.

Unless otherwise specified in connection with a particular offering of debt securities, in this section, “Business Day” means any day which is a day on which commercial banks settle payments and are open for general business (a) in New York, in the case of U.S. dollar-denominated debt securities; (b) in New York, London and Tokyo, in the case of Yen-denominated debt securities; and (c) in New York and London and which is also a TARGET business day (“TARGET”), in the case of Euro-denominated debt securities. A “TARGET business day” is a day on which TARGET 2 is open for the settlement of payment in Euro, and “TARGET 2” is the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007. Unless otherwise specified in connection with a particular offering of debt securities, in the case of Canadian dollar-denominated debt securities, “Business Day” shall mean any Toronto business day which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign currency deposits and foreign exchange) in Toronto.

If a date for payment of interest or principal on the debt securities falls on a day that is not a business day in the place of payment, such payment will be made on the next succeeding business day in such place of payment as if made on the date the payment was due. No interest will accrue on any amounts payable for the period from and after the due date for payment of such principal or interest.

Interest Rate Determination

Fixed Rate Notes

Unless otherwise specified in connection with a particular offering of debt securities, each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable supplement until its principal amount is paid or made available for payment.

Unless otherwise specified in connection with a particular offering of debt securities, interest on each fixed rate note will be payable semi-annually in arrears on the dates set forth in the applicable supplement, with each such day being an interest payment date, and at maturity. Unless otherwise specified in connection with a particular offering of debt securities, interest on U.S.-dollar-denominated fixed rate notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed. The day-count for fixed rate notes denominated in any other currency will be set forth in the applicable supplement. All U.S. dollar, Canadian dollar and Euro amounts resulting from this calculation will be rounded to the nearest cent, with one-half cent being rounded upward. All Yen amounts resulting from this calculation will be rounded to the nearest Yen, with five-tenths or more of ¥1 to be rounded upwards to the nearest ¥1 per debt security. The rounding convention for any other currency will be set forth in the applicable supplement.

Floating Rate Notes

Each floating rate note will bear interest at the interest rate specified in the supplement relating to a particular series of debt securities. Unless otherwise specified in connection with a particular offering of debt securities, interest on each floating rate note will be payable quarterly in arrears on the dates set forth in the applicable supplement, with each such day being an interest payment date, and at maturity. Unless otherwise specified in connection with a particular offering of debt securities, interest on floating rate notes will be calculated on the basis of the actual number of days in an interest period and a 360-day year. An interest period is the period commencing on an interest payment date and ending on the day preceding the next following interest payment date.

The first interest period will commence on the day the floating rate notes are issued and will end on the day preceding the next following interest payment date.

The interest rate for each offering of floating rate notes for a particular interest period will be a per annum rate equal to the base rate specified in the applicable supplement, as determined on the relevant interest determination date (defined below for each base rate), plus or minus any spread or multiplied by any spread multiplier. A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points specified in the applicable supplement and the spread multiplier is the percentage specified in the applicable supplement.

Each floating rate note will bear interest for each interest period at a rate determined by Citibank, N.A., acting as calculation agent. Promptly upon determination, the calculation agent will inform the trustee and Citigroup Global Markets Holdings of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the calculation agent shall be binding and conclusive on the holders of such floating rate notes, the trustee and Citigroup Global Markets Holdings. Upon request from any noteholder, the calculation agent will provide the interest rate in effect on the notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

The applicable supplement will designate one of the following base rates as applicable to an offering of floating rate notes:

•	LIBOR;

•	the Treasury Rate;

•	the Prime Rate;

•	EURIBOR;

•	CDOR; or

•	such other rate or interest rate formula as is set forth in the applicable supplement and in such floating rate note.

The following terms are used in describing the various base rates:

The “index maturity” is the period of maturity of the instrument or obligation from which the base rate is calculated.

“H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Federal Reserve.

“H.15 Daily Update” means the daily update of the Federal Reserve at http://www.federalreserve.gov/releases/H15/update or any successor site or publication.

Unless otherwise specified in connection with a particular offering of debt securities, in this section, business day means:

•	for any floating rate note, any day that is not a Saturday or Sunday and that is not a day on which banking institutions generally are authorized or obligated by law or executive order to close in New York City, London, or the place in which the floating rate note or its coupon is to be presented for payment;

•	for LIBOR floating rate notes only, a London business day, which shall be any day on which dealings in deposits in the specified currency are transacted in the London interbank market;

•	for floating rate notes having a specified currency other than U.S. dollars only, other than Euro-denominated floating rate notes, any day that, in the principal financial center (as defined below) of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close; and

•	for EURIBOR floating rate notes and Euro-denominated floating rate notes, a TARGET business day.

As used above, a “principal financial center” means the capital city of the country issuing the specified currency. However, for Australian dollars, Canadian dollars, New Zealand dollars and Swiss francs, the principal financial center may be specified in the applicable supplement as Sydney, Toronto, Auckland and Zurich, respectively.

Unless otherwise specified in connection with a particular offering of debt securities, each of the following base rates will be determined by the calculation agent as described below. Unless otherwise specified in connection with a particular offering of debt securities, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

LIBOR Notes.    Each LIBOR note will bear interest for each interest period at an interest rate equal to LIBOR and any spread or spread multiplier specified in the note and the applicable supplement.

The calculation agent will determine LIBOR on each interest determination date. The interest determination date is the second London business day prior to each interest period.

On an interest determination date, the calculation agent will determine LIBOR for each interest period as follows.

The calculation agent will determine the offered rates for deposits in a principal amount equal to at least $1,000,000 or the approximate equivalent in the specified currency for the period of the index maturity specified in the applicable supplement commencing on the interest determination date, which appear on the “designated LIBOR page” at approximately 11:00 a.m., London time, on that date.

•	If “Reuters LIBOR01” is designated, or if no LIBOR page is specified in the applicable supplement as the method for calculating LIBOR, “designated LIBOR page” means the display on Reuters 3000 Xtra

Service (“Reuters”) on page LIBOR01 for the purpose of displaying the London interbank offered rates of major banks for the specified currency. If the relevant Reuters page is replaced by another page, or if Reuters is replaced by a successor service, then “Reuters LIBOR01” means the replacement page or service selected to display the London interbank offered rates of major banks for the specified currency.

If LIBOR cannot be determined on an interest determination date as described above, then the calculation agent will determine LIBOR as follows.

•	The calculation agent (after consultation with Citigroup Global Markets Holdings) will select four major banks in the London interbank market.

•	The calculation agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the interest determination date. These quotations shall be for deposits in the specified currency for the period of the specified index maturity, commencing on the interest determination date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

(1)	If two or more quotations are provided, LIBOR for the interest period will be the arithmetic average of those quotations.

(2)	If fewer than two quotations are provided, the calculation agent (after consultation with Citigroup Global Markets Holdings) will select three major banks in New York City and follow the steps in the two bullet points below.

•	The calculation agent will then determine LIBOR for the interest period as the arithmetic average of rates quoted by those three major banks in New York City to leading European banks at approximately 11:00 a.m., New York City time, on the interest determination date. The rates quoted will be for loans in the specified currency, for the period of the specified index maturity, commencing on the interest determination date. Rates quoted must be based on a principal amount of at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

•	If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for the interest period will be the same as for the immediately preceding interest period.

Treasury Rate Notes.    Each Treasury Rate note will bear interest for each interest period at an interest rate equal to the Treasury Rate and any spread or spread multiplier, specified in the note and the applicable supplement.

The calculation agent will determine the Treasury Rate on each interest determination date. The interest determination date for each interest period will be the day of the week in which the beginning of that interest period falls on which treasury securities are normally auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the Friday of the week preceding an interest period, that Friday will be the interest determination date pertaining to the interest period commencing in the next succeeding week. If an auction date falls on any day that would otherwise be an interest determination date for a Treasury Rate note, then that interest determination date will instead be the business day immediately following the auction date.

Unless “Constant Maturity” is specified in the applicable supplement, the Treasury Rate for each interest period will be the rate for the auction held on the Treasury Rate determination date for such interest period of treasury securities (as defined below) as such rate appears on Reuters (or any successor service) on page

USAUCTION10 (or any other page as may replace such page on such service) (“Reuters Page USAUCTION10”) or page USAUCTION11 (or any other page as may replace such page on such service) (“Reuters Page USAUCTION11” opposite the caption “INVEST RATE.” Treasury securities are direct obligations of the United States that have the index maturity specified in the applicable Note or supplement.

If the Treasury Rate cannot be determined as described above, the following procedures will be followed in the order set forth below.

(1)	If the Treasury rate is not published prior to 3:00 p.m., New York City time on the earlier of 1) the tenth calendar day after the interest determination date or, if that day is not a business day, the next succeeding business day, or 2) the business day immediately preceding the applicable interest payment date or maturity date, as the case may be (the “calculation date”), then the Treasury Rate will be the Bond Equivalent Yield (as defined below) of the rate for the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “U.S. Government Securities/Treasury Bills/Auction High” on the interest determination date.

(2)	If the rate referred to in clause (1) is not so published by 3:00 p.m., New York City time, on the calculation date, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of the applicable treasury securities as announced by the United States Department of the Treasury on the interest determination date.

(3)	If the rate referred to in clause (2) above is not so announced by the United States Department of the Treasury, or if the auction is not held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the interest determination date of the applicable treasury securities published in H.15(519) opposite the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(4)	If the rate referred to in clause (3) is not so published by 3:00 p.m., New York City time, on the calculation date, then the Treasury Rate will be the rate on the calculation date of the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “U.S. Government Securities/Treasury Bills/Secondary Market” on the interest determination date.

(5)	If the rate referred to in clause (4) is not so published by 3:00 p.m., New York City time, on the calculation date, then the Treasury Rate will be the rate calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the interest determination date, of three primary United States government securities dealers selected by the calculation agent (after consultation with Citigroup), for the issue of treasury securities with a remaining maturity closest to the index maturity specified in the applicable supplement.

(6)	If the dealers selected by the calculation agent are not quoting bid rates as mentioned in (5) above, then the Treasury Rate for such interest period will be the same as the Treasury Rate for the immediately preceding interest period. If there was no preceding interest period, the Treasury Rate will be the initial interest rate.

Bond Equivalent Yield will be expressed as a percentage and calculated as follows:

Bond Equivalent Yield	=	D × N	× 100
360 − (D × M)

where “D” refers to the applicable per annum rate for treasury securities quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

Prime Rate Notes.    Prime Rate notes will bear interest at a rate equal to the Prime Rate and any spread or spread multiplier specified in the Prime Rate notes and the applicable supplement.

The calculation agent will determine the Prime Rate for each interest period on each interest determination date. The interest determination date is the second business day prior to each interest period. The Prime Rate will be the rate made available and subsequently published on that date in H.15(519) opposite the caption “Bank Prime Loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above.

•	If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date, then the Prime Rate will be the rate on the interest determination date that is published in the H.15 Daily Update other recognized electronic source used for the purpose of displaying that rate, opposite the caption “Bank Prime Loan.”

•	If the rate referred to above is not published prior to 3:00 p.m., New York City time, on the calculation date, then the Prime Rate will be the arithmetic mean of the rates of interest that appear on the USPRIME1 page (or such other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United States banks) as such bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on the interest determination date.

•	If fewer than four such rates appear on the Reuters Screen USPRIME1 page, then the calculation agent will select three major banks in New York City (after consultation with Citigroup Global Markets Holdings). The Prime Rate will be the arithmetic average of the prime rates quoted by those three banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the interest determination date.

•	If the banks that the calculation agent selects do not provide quotations as described above, then the Prime Rate will remain the same as the Prime Rate for the immediately preceding interest period, or if there was no interest period, the rate of interest payable will be the initial interest rate.

“Reuters Screen USPRIME1 page” means the display which appears on the display on Reuters (or any successor service) as page “USPRIME1” (or any other page as may replace such page), for the purpose of displaying prime rates or base lending rates of major United States banks.

EURIBOR Notes.    Each EURIBOR note will bear interest for each interest period at an interest rate equal to EURIBOR and any spread or spread multiplier specified in the note and the applicable supplement.

The calculation agent will determine EURIBOR on each interest determination date. The interest determination date is the second TARGET business day prior to each interest period.

On an interest determination date, the calculation agent will determine EURIBOR for each interest period as follows.

The calculation agent will determine the offered rates for deposits in Euros for the period of the index maturity specified in the applicable supplement, in amounts of at least €1,000,000, commencing on the interest determination date, which appears on the display on Reuters (or any successor service) on EURIBOR1 (or any other page as may replace such page on such service) as of 11:00 a.m., Brussels time, on that date.

If EURIBOR cannot be determined on an interest determination date as described above, then the calculation agent will determine EURIBOR as follows.

•	The calculation agent (after consultation with Citigroup Global Markets Holdings) will select four major banks in the Euro-zone interbank market.

•	The calculation agent will request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the interest determination date. These quotations shall be for deposits in Euros for the period of the specified index maturity, commencing on the interest determination date. Offered quotations must be based on a principal amount equal to at least €1,000,000 that is representative of a single transaction in such market at that time.

(1)	If two or more quotations are provided, EURIBOR will be the arithmetic average of those quotations.

(2)	If less than two quotations are provided, the calculation agent (after consultation with Citigroup Global Markets Holdings) will select three major banks in the Euro-zone and follow the steps in the two bullet points below.

•	The calculation agent will then determine EURIBOR for the interest period as the arithmetic average of rates quoted by those three major banks in the Euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the interest determination date. The rates quoted will be for loans in Euros, for the period of the specified index maturity, commencing on the interest determination date. Rates quoted must be based on a principal amount of at least €1,000,000 that is representative of a single transaction in such market at that time.

•	If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest period will be the same as for the immediately preceding interest period.

“Euro-zone” means the region comprised of member states of the European Union that adopted the Euro as their single currency.

CDOR Rate Notes.    Each CDOR note will bear interest for each interest period at an interest rate equal to the Canadian dollar three-month Banker’s Acceptance Rate (“CDOR”) and any spread or spread multiplier specified in the note and the applicable supplement.

The calculation agent will determine CDOR on each interest determination date. The interest determination date is the first day of such interest period. CDOR will be the offered rate for Canadian dollar bankers’ acceptances having a maturity of three months, as such rate appears on the Reuters Screen CDOR page, or such other replacing service or such other service that may be nominated by the person sponsoring the information appearing there for the purpose of displaying offered rates for Canadian dollar bankers’ acceptances having a maturity of three months, at approximately 10:00 a.m., Toronto time, on such interest determination date.

The following procedures will be followed if CDOR cannot be determined as described above.

•	If the rate is not published prior to 10:00 a.m., Toronto time, on the interest determination date, then CDOR will be the average of the bid rates of interest for Canadian dollar bankers’ acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on such interest determination date.

•	If no offered rate appears on Reuters Screen CDOR page on an interest determination date at approximately 10:00 a.m., Toronto time, then CDOR will be the average of the bid rates of interest for Canadian dollar bankers’ acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on such interest determination date. If at least two quotations are provided, CDOR will be the arithmetic average of the quotations provided.

•	If the Schedule I banks so selected by the calculation agent are not quoting as mentioned above, CDOR for the next interest period will be the rate in effect for the preceding interest period.

Floating/Fixed Rate Notes.    The applicable supplement may provide that a debt security will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term. In such an event, the interest rate on the debt security will be determined as if it were a floating rate note and a fixed rate note for each respective period, all as specified herein and in the applicable supplement.

Dual Currency Debt Securities

Citigroup Global Markets Holdings may from time to time offer dual currency debt securities on which Citigroup Global Markets Holdings has the option of making all payments of principal and interest on such debt securities, the payments on which would otherwise be made in the specified currency of those debt securities, in the optional payment currency specified in the applicable supplement. This option will be exercisable in whole but not in part on an option election date, which will be any of the dates specified in the applicable supplement. Information as to the relative value of the specified currency compared to the optional payment currency will be set forth in the applicable supplement.

The supplement for each issuance of dual currency debt securities will specify, among other things, the specified currency; the optional payment currency; and the designated exchange rate. The designated exchange rate will be a fixed exchange rate used for converting amounts denominated in the specified currency into amounts denominated in the optional payment currency. The supplement will also specify the option election dates and interest payment dates for the related issuance of dual currency debt securities. Each option election date will be a particular number of days before an interest payment date or maturity, as set forth in the applicable supplement. Each option election date will be the date on which Citigroup Global Markets Holdings may select whether to make all scheduled payments due thereafter in the optional payment currency rather than in the specified currency.

If Citigroup Global Markets Holdings makes such an election, the amount payable in the optional payment currency will be determined using the designated exchange rate specified in the applicable supplement. Unless otherwise specified in connection with a particular offering of debt securities, if such an election is made, notice of the election will be provided in accordance with the terms of the dual currency debt securities within two business days of the option election date. The notice will state (1) the first date, whether an interest payment date and/or maturity, on which scheduled payments in the optional payment currency will be made and (2) the designated exchange rate. Unless otherwise specified in the applicable supplement, any such notice by Citigroup Global Markets Holdings, once given, may not be withdrawn. The equivalent value in the specified currency of payments made after such an election may be less, at the then current exchange rate, than if Citigroup Global Markets Holdings had made the payment in the specified currency.

For United States federal income tax purposes, holders of dual currency debt securities may need to comply with rules which differ from the general rules applicable to holders of other types of debt securities offered by this prospectus. The United States federal income tax consequences of the purchase, ownership and disposition of dual currency debt securities will be set forth in the applicable supplement.

Extension of Maturity

If so stated in the supplement relating to a particular offering of debt securities, Citigroup Global Markets Holdings may extend the stated maturity of those debt securities for an extension period. Unless otherwise specified in connection with a particular offering of debt securities, such an extension period will be one or more periods of one to five whole years, up to but not beyond the final maturity date set forth in the supplement.

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup Global Markets Holdings may exercise its option for a particular offering of debt securities by notifying the trustee for that series at least 45 but not more than 60 days prior to the original stated maturity of the debt security. Not later than 40 days prior to the original stated maturity of the debt security, the trustee for the debt securities will provide notice of the extension to the holder, in accordance with “— Book-Entry Procedures and Settlement —Notices” below. The extension notice will set forth among other items: the election of Citigroup Global Markets Holdings to extend the stated maturity of the debt security; the new stated maturity; in the case of a fixed rate note, the interest rate applicable to the extension period; in the case of a floating rate note, the spread, spread multiplier or method of calculation applicable to the extension period; and any provisions for redemption during the extension period, including the date or dates on which, or the period or periods during which, and the price or prices at which, a redemption may occur during the extension period.

Unless otherwise specified in connection with a particular offering of debt securities, upon the provision by such trustee of an extension notice in accordance with “Book-Entry Procedures and Settlement — Notices” below, the stated maturity of the debt security will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the debt security will have the same terms as prior to the extension notice.

Despite the foregoing and unless otherwise specified in connection with a particular offering of debt securities, not later than 20 days prior to the original stated maturity of the debt security, Citigroup Global Markets Holdings may, at its option, revoke the interest rate, or the spread or spread multiplier, as the case may be, provided for in the extension notice for the debt security and establish for the extension period a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note. Citigroup Global Markets Holdings may so act by causing the trustee for the debt security to provide notice of the higher interest rate or higher spread or spread multiplier, as the case may be, in accordance with “— Book-Entry Procedures and Settlement —Notices” below, to the holder of the debt security. Unless otherwise specified in connection with a particular offering of debt securities, the notice will be irrevocable. Unless otherwise specified in connection with a particular offering of debt securities, all debt securities for which the stated maturity is extended will bear the higher interest rate, in the case of fixed rate notes, or higher spread or spread multiplier, in the case of floating rate notes, for the extension period, whether or not tendered for repayment.

If so stated in the supplement relating to a particular offering of debt securities, the holder of a debt security of which Citigroup Global Markets Holdings elects to extend maturity may have the option of early redemption, repayment or repurchase.

Book-Entry Procedures and Settlement

Unless otherwise specified in connection with a particular offering of debt securities, we will issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless otherwise specified in connection with a particular offering of debt securities, The Depository Trust Company, New York, New York, or DTC, will be the depositary if we use a depositary.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

You may elect to hold interests in the global securities either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, (“Euroclear”) if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the debt securities are represented by the global securities, we will pay principal of and interest and premium, if any, on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. See “Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency — Currency Conversions” below.

Settlement

You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Notes and Paying Agents

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

(a)	the depositary is unwilling or unable to continue as depositary for such global security and Citigroup Global Markets Holdings is unable to find a qualified replacement for the depositary within 90 days;

(b)	the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 or Clearstream, Euroclear, CREST or any other securities depositary, book-entry system or clearing agency located outside the United States which is so authorized to act under applicable law and, in each case, Citigroup Global Markets Holdings notifies the trustee that it is unable to find a qualified successor depositary; or

(c)	Citigroup Global Markets Holdings in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless otherwise specified in connection with a particular offering of debt securities, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount, in denominations of $1,000 and whole multiples of $1,000. Definitive notes will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The Depositary may base its written instruction upon directions it receives from its participants.

If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive debt securities are available and notice will be published as described below under “— Notices.” Beneficial owners of book-entry debt securities will then be entitled (1) to receive physical delivery in certificated form of definitive debt securities equal in principal amount to their beneficial interest and (2) to have the definitive debt securities registered in their names. Thereafter, the holders of the definitive debt securities will be recognized as the “holders” of the debt securities under the indenture.

The indenture provides for the replacement of a mutilated, lost, stolen or destroyed security, so long as the applicant furnishes to Citigroup Global Markets Holdings and the trustee such security or indemnity and such evidence of ownership as they may require.

In the event definitive debt securities are issued, the holders of definitive debt securities will be able to receive payments of principal and interest on their debt securities at the office of Citigroup Global Markets Holdings’ paying agent maintained in the Borough of Manhattan (in the case of holders of U.S. dollar-denominated debt securities or holders of debt securities denominated in a foreign currency electing to receive payments in U.S. dollars) and in London (in the case of holders of debt securities denominated in a foreign currency not electing to receive payments in U.S. dollars). Payment of principal of a definitive debt security may be made only against surrender of the debt security to one of Citigroup Global Markets Holdings’ paying agents. Citigroup Global Markets Holdings also has the option of making payments of interest by mailing checks to the registered holders of the debt securities.

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup Global Markets Holdings’ paying agent in the Borough of Manhattan will be the corporate trust office of Citibank, N.A., located at 388 Greenwich Street, 14th Floor, New York, New York 10013. Citigroup Global Markets Holdings’ paying agent in London is Citibank, N.A. London office, located at Citigroup Centre, Canada Square, Canary Wharf, London, England.

In the event definitive debt securities are issued, the holders of definitive debt securities will be able to transfer their securities, in whole or in part, by surrendering the debt securities for registration of transfer at the office of Citibank, N.A., listed above, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to Citigroup Global Markets Holdings and the securities registrar. A form of such instrument of transfer will be obtainable at the relevant office of Citibank, N.A. Upon surrender, Citigroup Global Markets Holdings will execute, and the trustee will authenticate and deliver, new debt securities to the designated transferee in the amount being transferred, and a new debt security for any amount not being transferred will be issued to the transferor. Such new securities will be delivered free of charge at the relevant office of Citibank, N.A., as requested by the owner of such new debt securities. Citigroup Global Markets Holdings will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

Governing Law

The indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Unclaimed Funds

Unless otherwise specified in connection with a particular offering of debt securities, all funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of the debt securities will be repaid to Citigroup Global Markets Holdings upon its request. Thereafter, any right of any noteholder to such funds shall be enforceable only against Citigroup Global Markets Holdings, and the trustee and paying agents will have no liability therefor.

Prescription

Under New York’s statute of limitations, any legal action to enforce Citigroup Global Markets Holdings’ payment obligations evidenced by the debt securities must be commenced within six years after payment is due. Thereafter Citigroup Global Markets Holdings’ payment obligations will generally become unenforceable.

Ranking

The debt securities will be issued under the indenture, will be guaranteed unsecured and unsubordinated obligations of Citigroup Global Markets Holdings and will rank on an equal basis with all other unsecured senior indebtedness of Citigroup Global Markets Holdings, whether existing at the time of issuance or created thereafter.

Covenants

Limitations on Liens.    The indenture provides that neither Citigroup Global Markets Holdings nor Citigroup will, and each will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Significant Subsidiary, without providing that each series of debt securities and, at its option, any other senior indebtedness ranking equally with such series of debt securities, is secured equally and ratably with such indebtedness. This limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary, including any renewals or extensions of such secured indebtedness (Sections 5.04 and 16.04).

With respect to Citigroup Global Markets Holdings and Citigroup, as applicable (each, a “Citi entity”), “Significant Subsidiary” means a Subsidiary, including its Subsidiaries, which meets any of the following conditions:

•	The Citi entity’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Citi entity and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

•	The Citi entity’s and its other Subsidiaries’ proportionate share of the total assets of the Subsidiary after intercompany eliminations exceeds 10 percent of the total assets of Citigroup and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

•	The Citi entity’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of the Citi entity and its Subsidiaries consolidated for the most recently completed fiscal year.

“Subsidiary” means any corporation or other entity of which a majority of the voting power of the voting securities or, in the case of a partnership or any other entity other than a corporation, the outstanding equity interests, shall at the time be owned, directly or indirectly, by the Citi entity, and/or one or more Subsidiaries, except securities entitled to vote for directors only upon the happening of a contingency.

“Voting Stock” means capital stock, the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, or substantially equivalent interests in the case of an entity other than a corporation, except capital stock that carries only the right to vote conditioned on the happening of an event regardless of whether such event shall have happened (Sections 5.04 and 16.04).

Limitations on Mergers and Sales of Assets.    The indenture provides that neither Citigroup Global Markets Holdings nor Citigroup will merge or consolidate with another entity or sell other than for cash or lease all or substantially all its assets to another entity unless:

•	either (1) the Citi entity is the continuing entity, or (2) the successor entity, if other than the Citi entity, is a U.S. corporation, partnership or trust and expressly assumes by supplemental indenture the obligations of the Citi entity evidenced by the securities issued pursuant to the indenture; and

•	immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture (Sections 5.05 and 16.05).

Other than the restrictions described above, the indenture does not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

Modification of the Indenture

Under the indenture, Citigroup Global Markets Holdings, Citigroup and the trustee can enter into supplemental indentures to establish the form and terms of any series of debt securities without obtaining the consent of any holder of debt securities.

Citigroup Global Markets Holdings, Citigroup and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series that are affected by such modification, modify the indenture or the rights of the holders of the securities of such series to be affected.

No such modification may, without the consent of the holder of each security so affected:

•	extend the fixed date on which the principal or any installment of interest on any such securities is due and payable;

•	reduce the rate of interest on such securities;

•	reduce the principal amount of such securities;

•	reduce the principal amount of any securities issued originally at a discount that would be due and payable upon a declaration of the acceleration of the maturity thereof;

•	change the currency in which any such securities are payable; or

•	impair the right to sue for the enforcement of any payment on or after the fixed date on which such payment is due and payable.

In addition, no such modification may:

•	reduce the percentage of securities referred to above whose holders need to consent to the modification without the consent of such holders; or

•	change the rights, duties or immunities of the trustee under the indenture unless the trustee agrees to such change(Sections 15.01, 15.02 and 15.03).

Events of Default and Defaults

Events of default under the indenture are:

•	failure of Citigroup Global Markets Holdings or Citigroup to pay required interest on any debt security of such series for 30 days;

•	failure of Citigroup Global Markets Holdings or Citigroup to pay principal, other than a scheduled installment payment to a sinking fund, on any debt security of such series when due;

•	failure of Citigroup Global Markets Holdings or Citigroup to make any required scheduled installment payment to a sinking fund for 30 days on debt securities of such series;

•	failure of Citigroup Global Markets Holdings to perform for 90 days after notice any other covenant in the indenture applicable to it other than a covenant included in the indenture solely for the benefit of a series of debt securities other than such series; and

•	certain events of bankruptcy or insolvency of Citigroup Global Markets Holdings, whether voluntary or not (Section 6.01).

Events of bankruptcy or insolvency or resolution proceedings relating to Citigroup will not constitute an event of default with respect to any series of debt securities. Similarly, any breach of a covenant in the indenture by Citigroup (other than payment default) will not constitute an event of default with respect to any series of debt securities. Furthermore, it will not constitute an event of default with respect to any series of debt securities if the guarantee of the debt security by Citigroup ceases to be in full force and effect for any reason. Therefore, events of bankruptcy or insolvency or resolution proceedings relating to Citigroup (in the absence of any such event occurring with respect to Citigroup Global Markets Holdings) will not permit any of the debt securities to be declared due and payable. In addition, a breach of a covenant by Citigroup (including, for example, a breach of Citigroup’s covenants with respect to mergers, the sale of all or substantially all its assets or limitations on liens, as described above under “— Covenants”), other than payment default, will not permit any of the debt securities to be declared due and payable. The value you receive on any series of debt securities may be significantly less than what you would have otherwise received had the debt securities been declared due and payable immediately upon certain events of bankruptcy or insolvency or resolution proceedings relating to Citigroup or the breach of a covenant by Citigroup or upon Citigroup’s guarantee ceasing to be in full force and effect.

If an event of default regarding debt securities of any series issued under the indenture should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable (Section 6.02). Citigroup Global Markets Holdings and Citigroup are required to file annually with the trustee a statement of an officer as to the fulfillment by Citigroup Global Markets Holdings and Citigroup of its obligations under the indenture during the preceding year (Section 5.06).

No event of default regarding one series of debt securities issued under the indenture is necessarily an event of default regarding any other series of debt securities (Section 6.02). For purposes of this section, “series” refers to debt securities having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indenture and to waive past defaults regarding such series (Sections 6.02 and 6.06). The trustee generally will not be under any obligation to act at the request, order or direction of any of the holders of debt securities, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity satisfactory to it (Section 10.01).

If an event of default occurs regarding a series of debt securities, the trustee may use any sums that it collects under the indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 6.05).

Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer security and indemnity reasonably satisfactory to the trustee against liabilities incurred by the trustee for taking such action (Section 6.07).

Defeasance

Unless otherwise specified in connection with a particular offering of debt securities, after Citigroup Global Markets Holdings has deposited with the paying agent cash and/or U.S. government securities or, in the case of debt securities denominated in a currency other than U.S. dollars, after Citigroup Global Markets Holdings has deposited with the paying agent funds in the currency specified in the applicable supplement and/or other government securities specified in the applicable supplement in trust for the benefit of the beneficial owners sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, then Citigroup Global Markets Holdings, at its option:

•	will be deemed to have paid and satisfied its obligations on all outstanding debt securities of such series, which is known as “defeasance and discharge” (Section 12.02); or

•	will cease to be under any obligation under specific covenants, relating to the debt securities of such series, which is known as “covenant defeasance” (Section 12.03).

In the case of both defeasance and discharge and covenant defeasance, Citigroup Global Markets Holdings must also deliver to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of such series will have no United States federal income tax consequences as a result of such deposit (Section 12.04).

When there is a defeasance and discharge, (1) the indenture will no longer govern the debt securities of such series, (2) Citigroup Global Markets Holdings and Citigroup will no longer be liable for payment and (3) the beneficial owners of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Citigroup Global Markets Holdings and Citigroup will continue to be obligated to make payments when due if the deposited funds are not sufficient.

The obligations and rights under the indenture regarding compensation, reimbursement and indemnification of the trustee, optional redemption, mandatory or optional sinking fund payments, if any, registration of transfer and exchange of the debt securities of such series, replacement of mutilated, destroyed, lost or stolen debt securities and certain other administrative provisions will continue even if Citigroup Global Markets Holdings exercises its defeasance and discharge or covenant defeasance options (Sections 12.02 and 12.03).

Under current United States federal income tax law, defeasance and discharge should be treated as a taxable exchange of the debt securities for an interest in the trust. As a consequence, each beneficial owner of the debt securities would recognize gain or loss equal to the difference between the value of the beneficial owner’s interest in the trust and beneficial owner’s adjusted tax basis for the debt securities deemed exchanged, except to the extent attributable to accrued but unpaid interest, which will be taxable as ordinary income. Each beneficial owner would then be required to include in income his share of any income, gain and loss recognized by the trust. Even though United States federal income tax on the deemed exchange would be imposed on a beneficial owner, the beneficial owner would not receive any cash until the maturity or an earlier redemption of the debt securities, except for any current interest payments. Prospective investors are urged to consult their tax advisors as to the specific consequences of a defeasance and discharge, including the applicability and effect of tax laws other than the United States federal income tax law.

Under current United States federal income tax law, a covenant defeasance would not be treated as a taxable exchange of debt securities.

Citigroup Guarantees

The payments due on debt securities issued by Citigroup Global Markets Holdings will be fully and unconditionally guaranteed by Citigroup. If for any reason Citigroup Global Markets Holdings does not make any required payment in respect of its debt securities when due, Citigroup will cause the payment to be made at the same address at which Citigroup Global Markets Holdings is obligated to make such payment. The holder of a guaranteed debt security will be entitled to payment under the relevant guarantee of Citigroup without taking any action whatsoever against Citigroup Global Markets Holdings. Citigroup’s obligations under its guarantee are unconditional, irrespective of any (i) extension, amendment, modification or renewal of any required payment; (ii) any waiver of any event of default, extension of time or failure to enforce any required payment; or (iii) any extension, moratorium or other relief granted to Citigroup Global Markets Holdings pursuant to any applicable law or statute. The indenture permits Citigroup, at its option and without the consent of the holders of the debt securities of any series, to assume all of the obligations of Citigroup Global Markets Holdings under any debt securities. Upon any such assumption, Citigroup Global Markets Holdings will be released from its obligations under such debt securities.

Concerning the Trustee

Citigroup Global Markets Holdings, Citigroup and certain of their affiliates have had and may continue to have banking relationships with the trustee in the ordinary course of business.

CURRENCY CONVERSIONS AND FOREIGN EXCHANGE RISKS AFFECTING

DEBT SECURITIES DENOMINATED IN A FOREIGN CURRENCY

Currency Conversions

Unless otherwise specified in connection with a particular offering of debt securities, debt securities denominated in a foreign currency which are offered and sold in the United States (“DTC debt securities”) will be represented by beneficial interests in fully registered permanent global debt securities (“DTC global debt securities”) which will be deposited with Citibank, N.A. London office, as custodian for, and registered in the name of Cede & Co., as nominee for, DTC. While interests in the DTC debt securities are held through the DTC global debt securities, all payments in respect of such debt securities will be made in U.S. dollars, except as may be otherwise specified in the applicable supplement.

As determined by the exchange agent under the terms of the fiscal agency agreement, in accordance with reasonable market practice, the amount of U.S. dollars payable in respect of any particular payment under the DTC debt securities will be equal to the amount of the relevant foreign currency/U.S.$ rate of exchange prevailing as of 11:00 a.m. (London time) on the day which is two Business Days prior to the relevant payment date, less any costs incurred by the exchange agent for such conversion (to be shared pro rata among the holders of DTC debt securities accepting U.S. dollar payments in the proportion of their respective holdings), all in accordance with the fiscal agency agreement. If an exchange rate bid quotation is not available, the exchange agent shall obtain a bid quotation from a leading foreign exchange bank in London selected by the exchange agent for such purpose after consultation with Citigroup Global Markets Holdings. If no bid quotation from a leading foreign exchange bank is available, payment will be in the relevant foreign currency to the account or accounts specified by DTC to the exchange agent. For purposes of this paragraph, a “Business Day” is a day on which commercial banks and foreign exchange markets settle payments in each of New York City and London.

Although DTC has agreed to the foregoing procedures, it is under no obligation to perform or continue to perform these procedures, and these procedures may be modified or discontinued at any time.

Holders of the debt securities will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. For further information as to such consequences, see “— Foreign Exchange Risks” below.

Judgments in a Foreign Currency

The debt securities will be governed by, and construed in accordance with, the laws of New York State. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

Foreign Exchange Risks

An investment in debt securities which are denominated in, and all payments in respect of which are to be made in, a currency other than the currency of the country in which the purchaser is a resident or the currency in which the purchaser conducts its business or activities (the “home currency”) entails significant risks that are not associated with a similar investment in a security denominated in the home currency. Such risks include, without limitation, the possibility of significant changes in the rates of exchange between the home currency and the relevant foreign currency and the possibility of the imposition or modification of foreign exchange controls with respect to the relevant foreign currency. Such risks generally depend on economic and political events over which Citigroup Global Markets Holdings has no control. In recent years, rates of exchange for foreign currencies have been volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in such rate that may occur during the term of the debt securities. Depreciation of the relevant foreign currency against the relevant home currency could result in a decrease in the effective yield of such relevant foreign denominated debt security below its coupon rate and, in certain circumstances, could result in a loss to the investor on a home currency basis.

This description of foreign currency risks does not describe all the risks of an investment in debt securities denominated in a currency other than the home currency. Prospective investors should consult with their financial and legal advisors as to the risks involved in an investment in a particular offering of debt securities.

PLAN OF DISTRIBUTION

Citigroup Global Markets Holdings may offer the offered securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

Any such underwriters, dealers or agents may include any broker-dealer affiliate of Citigroup Global Markets Holdings.

The supplement relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to Citigroup Global Markets Holdings from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise specified in connection with a particular offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If dealers are utilized in the sale of offered securities, Citigroup Global Markets Holdings will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the supplement relating to that transaction.

Offered securities may be sold directly by Citigroup Global Markets Holdings to one or more institutional purchasers, or through agents designated by Citigroup Global Markets Holdings from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Citigroup Global Markets Holdings to such agent will be set forth, in the supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, Citigroup Global Markets Holdings may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable supplement.

If so indicated in the applicable supplement, Citigroup Global Markets Holdings will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Citigroup Global Markets Holdings at the public offering price set forth in such supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the supplement and the supplement will set forth the commission payable for solicitation of such contracts.

Conflicts of Interest. The broker-dealer affiliates of Citigroup Global Markets Holdings, including Citigroup Global Markets Inc., are members of FINRA and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Citigroup Global Markets Holdings’ broker-dealer affiliates participate will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121. Neither Citigroup Global Markets Inc. nor any other broker-dealer affiliate of Citigroup Global Markets Holdings will sell the offered securities to an account over which Citigroup or its subsidiaries have investment discretion unless Citigroup Global Markets Inc. or such broker-dealer subsidiary has received specific written approval of the transaction from the account holder.

This prospectus, together with any applicable supplement, may also be used by any broker-dealer affiliate of Citigroup Global Markets Holdings in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of Citigroup Global Markets Holdings’ broker-dealer affiliates may act as principal or agent in such transactions. None of Citigroup Global Markets Holdings’ broker-dealer affiliates have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

One or more dealers, referred to as “remarketing firms,” may also offer or sell the securities, if the supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own accounts or as agents. The supplement will identify any remarketing firm and the terms of its agreement, if any, with Citigroup Global Markets Holdings and Citigroup and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

Underwriters, dealers and agents may be entitled, under agreements with Citigroup Global Markets Holdings and Citigroup, to indemnification by Citigroup Global Markets Holdings and Citigroup relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Citigroup Global Markets Holdings and affiliates of Citigroup Global Markets Holdings in the ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

LEGAL MATTERS

Julie Bell Lindsay, General Counsel — Capital Markets and Corporate Reporting of Citigroup, Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings, Barbara Politi, Assistant General Counsel — Capital Markets of Citigroup, or counsel to be identified in the applicable supplement, will act as legal counsel to Citigroup Global Markets Holdings and Citigroup. Ms. Lindsay, Mr. Flood and Ms. Politi each respectively beneficially own, or have rights to acquire under Citigroup’s employee benefit plans, an aggregate of less than 1% of Citigroup’s common stock. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, or other counsel identified in the applicable supplement, will act as legal counsel to the underwriters. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup and certain of its subsidiaries, including Citigroup Global Markets Holdings, and may do so in the future.

EXPERTS

The consolidated financial statements of Citigroup Inc. as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on consolidated financial statements of Citigroup at future dates, and consents to the use of their reports thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their reports and said authority.

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell, nor do they seek an offer to buy, securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 7, 2016

PROSPECTUS SUPPLEMENT

(To prospectus dated March 7, 2016)

Citigroup Global Markets Holdings Inc.

Medium-Term Senior Notes, Series N

Payments Due from Citigroup Global Markets Holdings Inc.

Fully and Unconditionally Guaranteed by Citigroup Inc.

General Terms of Sale

The following terms will generally apply to the medium-term senior notes that we will sell from time to time using this prospectus supplement, the accompanying prospectus and any applicable pricing supplement, product supplement and/or other supplement. Citigroup Global Markets Holdings will include information on the specific terms for each note in a pricing supplement, product supplement and/or other supplement (each of which we refer to as a “supplement”) to this prospectus supplement that Citigroup Global Markets Holdings will deliver to prospective buyers of any note.

•	The notes will have maturities of nine months or more from the date of issue, unless otherwise specified in the applicable supplement.

•	The notes may be issued as indexed notes. The payment or deliveries at maturity and/or payments of interest, if any, on indexed notes may be linked to the price or level of one or more equity securities, equity indices, commodities, commodity indices, currencies, interest rates or any other index or measure, or a basket of one or more of the foregoing, as specified in the applicable supplement.

•	The notes may be settled in cash or in other property, as specified in the applicable supplement.

•	The terms of specific notes may permit or require redemption or repurchase at our option or the option of the holder.

•	The notes will be denominated in U.S. dollars, unless otherwise specified by us and described in the applicable supplement.

•	The notes may bear interest at a fixed or floating interest rate or may bear no interest.

•	The notes will not be listed on any securities exchange, unless otherwise specified in the applicable supplement.

•	The notes are part of our senior indebtedness.

•	You should review “Description of Debt Securities” in the accompanying prospectus, “Description of the Notes” in this prospectus supplement and each other applicable supplement for specific terms that apply to your notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-1 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement, product supplement or other supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Our affiliate, Citigroup Global Markets Inc., has agreed to use reasonable efforts to solicit offers to purchase these notes as our agent. The agent may also purchase these notes as principal at prices to be agreed upon at the time of sale. The agent may resell any notes it purchases as principal at a fixed public offering price, at prevailing market prices or at other prices, as the agent determines.

These notes are unsecured obligations of Citigroup Global Markets Holdings Inc., and the guarantee of these notes is an unsecured obligation of Citigroup Inc. These notes, and the guarantee of these notes by Citigroup Inc., are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Citigroup

March     , 2016

We are responsible for the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, any other applicable supplement and in any related free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the applicable document. We are not making an offer of the notes in any jurisdiction where the offer is not permitted.

References in this prospectus supplement to “Citigroup Global Markets Holdings,” “we,” “our” or “us” are to Citigroup Global Markets Holdings Inc., and not any of its subsidiaries, unless the context indicates otherwise.

Prospectus Supplement

i

RISK FACTORS

Risk Factors Relating to Notes Denominated in a Non-U.S. Currency

Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You.

An investment in foreign currency notes, which are notes denominated in a specified currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an indexed note, on which all or a part of any payment due is based on one or more currencies other than U.S. dollars, has significant risks that are not associated with a similar investment in non-indexed notes. Such risks include, but are not limited to:

•	the possibility of significant market changes in exchange rates between U.S. dollars and the relevant currencies;

•	the possibility of significant changes in exchange rates between U.S. dollars and the relevant currencies resulting from official redenomination or revaluation of such specified currency; and

•	the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

Such risks generally depend on factors over which Citigroup Global Markets Holdings has no control and which cannot be readily foreseen, such as:

•	economic events;

•	political events; and

•	the supply of, and demand for, the relevant currencies.

In recent years, exchange rates between the U.S. dollar and some foreign currencies in which Citigroup Global Markets Holdings’ notes may be denominated, and between these foreign currencies and other foreign currencies, have been volatile. This volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the exchange rate during the term of any foreign currency note. Depreciation of the specified currency of a foreign currency note against the U.S. dollar may result in a decrease in the effective yield of such foreign currency note below its interest rate and could result in a substantial loss to the investor on a U.S. dollar basis.

Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal of, or premium (if any) or interest on, a foreign currency note. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, premium (if any) or interest or other amounts payable (if any) denominated in any such specified currency. Similarly, in the case of indexed notes and depending on the specific terms of the notes, fluctuations of the relevant underlying currencies could result in no return or in a substantial loss to the investor.

Even if there are no actual exchange controls, it is possible that such specified currency would not be available to Citigroup Global Markets Holdings when payments on a note are due because of circumstances beyond the control of Citigroup Global Markets Holdings. In this event, Citigroup Global Markets Holdings will make required payments in U.S. dollars on the basis described in this prospectus supplement. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. dollars. See “— The Unavailability of Currencies Could Result in a Substantial Loss to You” and “Description of the Notes — Supplemental Provisions Relating to Non-U.S. Dollar Notes — Payment of Principal and Interest” below.

The information set forth in this prospectus supplement is directed to prospective purchasers of notes who are United States residents, except where otherwise expressly noted. We cannot advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, notes. Such persons should consult their advisors with regard to these matters. Any applicable supplement relating to notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

The Unavailability of Currencies Could Result in a Substantial Loss to You.

Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is —

•	unavailable due to the imposition of exchange controls or other circumstances beyond Citigroup Global Markets Holdings’ control;

•	no longer used by the government of the country issuing such currency; or

•	no longer used for the settlement of transactions by public institutions of the international banking community —

then all payments on such note will be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable supplement. Any payment on such note made under such circumstances in U.S. dollars will not constitute a default or an event of default under the indenture under which such note was issued.

Unless otherwise specified in the applicable pricing supplement, if the specified currency of a note is officially redenominated, such as by an official redenomination of any such specified currency that is a composite currency, then the payment obligations of Citigroup Global Markets Holdings on such note will be the amount of redenominated currency that represents the amount of Citigroup Global Markets Holdings’ obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of:

•	any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

For a description of the European Monetary Union, see “European Monetary Union” in the accompanying prospectus and any disclosure on the European Monetary Union in an applicable supplement.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable supplement.

Judgments in a Foreign Currency Could Result in a Substantial Loss to You.

The notes will be governed by, and construed in accordance with, the laws of New York State. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

Other Risk Factors

Events of Bankruptcy or Insolvency or Resolution Proceedings Relating to Citigroup Inc. and Covenant Breach by Citigroup Inc. Will Not Constitute an Event of Default With Respect to the Notes.

Events of bankruptcy or insolvency or resolution proceedings relating to Citigroup Inc. will not constitute an event of default with respect to the notes. Similarly, any breach of a covenant in the indenture by Citigroup Inc. (other than payment default) will not constitute an event of default with respect to the notes. Furthermore, it will not constitute an event of default with respect to the notes if the guarantee of the notes by Citigroup Inc. ceases to be in full force and effect for any reason. Therefore, events of bankruptcy or insolvency or resolution proceedings relating to Citigroup Inc. (in the absence of any such event occurring with respect to Citigroup Global Markets Holdings) will not permit the notes to be declared due and payable. In addition, a breach of a covenant by Citigroup Inc. (including, for example, a breach of Citigroup Inc.’s covenants with respect to mergers, the sale of all or substantially all its assets or limitations on liens), other than payment default, will not permit the notes to be declared due and payable. The value you receive on the notes may be significantly less than what you would have otherwise received had the notes been declared due and payable immediately upon certain events of bankruptcy or insolvency or resolution proceedings relating to Citigroup Inc. or the breach of a covenant by Citigroup Inc. or upon Citigroup Inc.’s guarantee ceasing to be in full force and effect.

The U.S. Federal Tax Consequences of an Assumption of the Notes are Unclear.

The notes may be assumed by Citigroup, as provided in the accompanying prospectus. The law regarding whether or not such an assumption would be considered a taxable modification of the notes is not entirely clear and, if the Internal Revenue Service (the “IRS”) were to treat the assumption as a taxable modification, a U.S. holder would generally be required to recognize gain (if any) on the notes and the timing and character of income recognized with respect to the notes after the assumption could be affected significantly. You should read carefully the discussion under “United States Federal Tax Considerations” in this prospectus supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an assumption of the notes.

Additional risks specific to particular notes will be detailed in the applicable pricing supplement, product supplement and/or other supplement.

IMPORTANT CURRENCY INFORMATION

Purchasers are required to pay for each note in the currency specified by Citigroup Global Markets Holdings for such note. If requested by a prospective purchaser of a note having a specified currency other than U.S. dollars, Citigroup Global Markets Holdings’ exchange rate agent may at its discretion arrange for the exchange of U.S. dollars into such specified currency to enable the purchaser to pay for such note. Each such exchange will be made by the exchange rate agent. The terms, conditions, limitations and charges that the exchange rate agent may from time to time establish in accordance with its regular foreign exchange practice shall control the exchange. The purchaser must pay all costs of exchange.

References in this prospectus supplement to “U.S. dollars,” “U.S.$,” “dollar” or “$” are to the lawful currency of the United States.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and the accompanying prospectus, and in other information incorporated by reference in this prospectus supplement and the accompanying prospectus, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are not based on historical facts but instead represent only Citigroup’s and its management’s belief regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, estimate, may increase, may fluctuate, and similar expressions, or future or conditional verbs such as will, should, would and could.

Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation the precautionary statements included in this prospectus supplement and the accompanying prospectus, and the factors and uncertainties listed under “Forward-looking Statements” in Citigroup’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and described under “Risk Factors” herein and in Citigroup’s most recent Annual Report on Form 10-K.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the Medium-Term Senior Notes, Series N supplements the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the debt securities described in the accompanying prospectus, you should rely on the information in this prospectus supplement.

The applicable pricing supplement and any applicable product supplement or other supplement (each of which we refer to as a “supplement”) for each offering of notes will contain the specific information and terms for that offering. If any information in the applicable supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the applicable supplement. The applicable supplement may also add, update or change information contained in the accompanying prospectus and this prospectus supplement. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement and each other applicable supplement in making your investment decision.

General

The notes are a series of senior debt securities issued under Citigroup Global Markets Holdings’ senior debt indenture to be executed in March 2016 among Citigroup Global Markets Holdings, Citigroup, as guarantor, and The Bank of New York Mellon, as trustee, the payments on which are fully and unconditionally guaranteed by Citigroup Inc. You should review the accompanying prospectus for further information about Citigroup Global Markets Holdings’ senior indenture. The information in this section “Description of the Notes” supplements, and should be read together with, the information in the section “Description of Debt Securities” in the accompanying prospectus. Citigroup Global Markets Holdings reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice.

The notes will constitute part of the senior indebtedness of Citigroup Global Markets Holdings and will rank on an equal basis with all other unsecured debt of Citigroup Global Markets Holdings other than subordinated debt. The guarantee of payments due on the notes will constitute part of the senior indebtedness of Citigroup and will rank on an equal basis with all other unsecured debt of Citigroup other than subordinated debt. See “Description of Debt Securities — Citigroup Guarantees” in the prospectus.

The applicable supplement relating to a note will describe the following terms, to the extent applicable:

•	the specified currency for such note, if other than U.S. dollars;

•	the price at which such note will be issued;

•	the original issue date on which such note will be issued;

•	the date of the stated maturity;

•	if such note is a fixed rate note, the rate per annum at which such note will bear any interest, and whether and the manner in which such rate may be changed prior to its stated maturity;

•	if such note is a floating rate note, relevant terms such as:

(1)	the base rate;

(2)	the initial interest rate;

(3)	the interest periods or the interest reset dates;

(4)	the interest payment dates;

(5)	any index maturity;

(6)	any maximum interest rate;

(7)	any minimum interest rate;

(8)	any spread or spread multiplier; and

(9)	any other terms relating to the particular method of calculating the interest rate for such note and whether and how any spread or spread multiplier may be changed prior to stated maturity;

•	whether such note is a note issued originally at a discount;

•	if such note is an amortizing note, the terms for repayment prior to stated maturity;

•	if such note is an indexed note, in the case of an indexed rate note, the manner in which the amount of any interest payment will be determined or, in the case of an indexed principal note, its stated principal amount and the manner in which the amount payable at stated maturity will be determined;

•	if such note may be settled in any property or currency other than U.S. dollars, the type of such property or currency and the manner in which it will be determined;

•	if such note may be redeemed at the option of Citigroup Global Markets Holdings, or repaid at the option of the holder, prior to stated maturity as described under “Optional Redemption, Repayment and Repurchase” below, the terms of its redemption or repayment;

•	if such note has an optional extension beyond its stated maturity as described under “Description of Debt Securities — Extension of Maturity” in the accompanying prospectus, the terms of such optional extension;

•	the form of such notes, if other than a global security registered in the name of a nominee of DTC;

•	any special United States federal income tax consequences of the purchase, ownership and disposition of a particular issuance of notes;

•	if such note is a renewable note as described under “Renewable Notes” below, the specific terms governing renewability;

•	the use of proceeds, if materially different than that disclosed in the accompanying prospectus;

•	if the note has a survivor’s option, as described below under “Repayment Upon Death,” any specific terms relating to the survivor’s option; and

•	any other terms of such note that are not inconsistent with the provisions of the indenture under which such note will be issued.

Indexed Notes

Citigroup Global Markets Holdings may from time to time offer indexed notes on which some or all interest payments, in the case of an indexed rate note, and/or the amount payable at stated maturity or earlier redemption or retirement, in the case of an indexed principal note, is determined based on the price or level of one or more equity securities, equity indices, commodities, commodity indices, currencies, interest rates or any other index or measure, or a basket of one or more of the foregoing, as specified in the applicable supplement (each, an “index”). Indexed principal notes will have a stated principal amount set forth in the applicable supplement. With respect to indexed principal notes, references to the payment of “principal” in this prospectus supplement or the accompanying prospectus (other than the “stated principal amount”) in the context of the amount payable at stated maturity or earlier redemption or repayment are to the amount payable on such note at stated maturity or earlier redemption or repayment, as specified in the applicable supplement, other than any interest payable at such time. Such amount may be greater than, equal to or less than the stated principal amount of such note at issuance.

A description of the index used in any determination of the payment at maturity or an interest payment, and the method or formula by which such payments will be determined based on such index, will be set forth in the applicable supplement.

If a fixed rate note, floating rate note or indexed rate note is also an indexed principal note, the amount of any interest payment will be determined based on the stated principal amount of such indexed note unless specified otherwise in connection with a particular offering of notes. If an indexed rate note is also an indexed principal note, the amount payable at stated maturity or any earlier redemption or repayment of the indexed note may be different from the stated principal amount.

Unless otherwise set forth in the applicable supplement, the regular record date for any interest payment date for an indexed note will be the business day immediately preceding the relevant interest payment date.

Unless otherwise specified in connection with a particular offering of notes, for the purpose of determining whether holders of the requisite principal amount of notes outstanding under the indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of indexed notes will be deemed to be the stated principal amount of such notes.

The interest rate on an indexed rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of the State of New York. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with a few exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that have an aggregate principal amount that is less than $2,500,000.

An investment in indexed notes has significant risks, including wide fluctuations in value prior to maturity and in the amounts of payments due, that are not associated with a similar investment in a conventional debt security. Such risks depend on a number of factors including supply and demand for the particular index (or the components of the index, as applicable) to which the note is linked and economic and political events over which Citigroup Global Markets Holdings has no control. Fluctuations in the price or level of any index that have occurred in the past are not indicative of fluctuations that may occur during the term of any indexed notes.

Prospective investors should consult their own financial and legal advisors as to the risks of an investment in indexed notes.

Supplemental Provisions Relating to Non-U.S. Dollar Notes

Public Offering Price

The U.S. dollar equivalent of the public offering price or purchase price of a note having a specified currency other than U.S. dollars will be determined on the basis of the market exchange rate. Unless otherwise specified in connection with a particular offering of notes, this market exchange rate will be the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for such specified currency on the applicable issue date. Such determination will be made by Citigroup Global Markets Holdings or its agent, as the exchange rate agent for the applicable offering of notes.

Payment of Principal and Interest

The applicable supplement for a note may provide that Citigroup Global Markets Holdings will make one or more payments on such note in a currency other than U.S. dollars. If the applicable supplement provides for payment in a currency other than U.S. dollars and the note is held by DTC as a global security, Citigroup Global Markets Holdings will, unless otherwise specified in the applicable supplement, arrange to convert all payments in respect of the note into U.S. dollars in the manner described in the following paragraph. The holder of such a note may, if stated in the applicable supplement, elect to receive all payments on the note in the specified currency by delivering a written notice to the fiscal agent and paying agent for such note not later than fifteen calendar days prior to the applicable payment date, except under the circumstances described below. Unless otherwise specified in the applicable supplement, such election will remain in effect until revoked by a written notice to the fiscal agent and paying agent that is received not later than fifteen calendar days prior to the applicable payment date. If an event of default has occurred or Citigroup Global Markets Holdings has given notice of redemption of a note, no such change of election may be made.

Unless otherwise specified in connection with a particular offering of notes, the amount of any U.S. dollar payment on a note having a specified currency other than U.S. dollars that provides for payment in a currency other than U.S. dollars and that is held by DTC as a global security will be determined by the exchange rate agent:

•	based on the specified currency/U.S. dollar exchange rate prevailing at 11:00 a.m., London, England time, on the second exchange rate business day prior to the applicable payment date, or

•	if an exchange rate bid quotation is not so available, the exchange rate agent will obtain a bid quotation from a leading foreign exchange bank in London, England selected by the exchange rate agent after consultation with Citigroup Global Markets Holdings.

The exchange rate agent will also determine prior to settlement the aggregate amount of the specified currency payable on a payment date for all notes denominated and payable in the specified currency. All currency exchange costs will be deducted from payments to the holders of the notes. If no such bid quotations are available, the payments will be made in the specified currency, unless the specified currency is unavailable due to the imposition of exchange controls or due to other circumstances beyond Citigroup Global Markets Holdings’ control.

Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is —

•	unavailable due to the imposition of exchange controls or other circumstances beyond Citigroup Global Markets Holdings’ control;

•	no longer used by the government of the country issuing such currency; or

•	no longer used for the settlement of transactions by public institutions of the international banking community —

then all payments on such note will be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable supplement. Any payment on such note made under such circumstances in U.S. dollars will not constitute a default or an event of default under the indenture under which such note was issued.

If the specified currency of a note is officially redenominated, other than as a result of the European Monetary Union, such as by an official redenomination of any such specified currency that is a composite currency, then the payment obligations of Citigroup Global Markets Holdings on such note will be the amount of redenominated currency that represents the amount of Citigroup Global Markets Holdings’ obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of:

•	any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

For a description of the European Monetary Union, see “European Monetary Union” in the accompanying prospectus and any disclosure on the European Monetary Union in an applicable supplement.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable supplement.

Each note that has a specified currency of pounds sterling will mature in compliance with the regulations the Bank of England may promulgate from time to time.

Alternative Book-Entry Procedures and Settlement

If Citigroup Global Markets Holdings issues notes which provide for one or more payments to be made in a non-U.S. currency, the applicable supplement may specify that such notes will be cleared through Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme, Luxembourg (“Clearstream”), rather than through DTC. Such notes may be issued either under the New Safekeeping Structure (the “NSS”) or the Classic Safekeeping Structure (the “CSS”). Notes issued under the NSS will be registered in the name of a nominee of a common safekeeper for Euroclear and Clearstream. Notes issued under the CSS will be registered in the name of a nominee of a common depositary. Such common safekeeper or common depositary, as applicable, will be the depositary for such notes. The European Central Bank has announced that notes issued under the NSS will be in compliance with the “Standards for the use of EU securities settlement systems in ESCB credit operations” of the Eurosystem, provided that certain other criteria are fulfilled. If such other eligibility criteria are fulfilled, notes issued under the NSS will be eligible to be pledged as collateral in Eurosystem operations (“Eurosystem eligible”). Notes issued under the CSS will not be Eurosystem eligible.

Supplemental Provisions Relating to Floating Rate Notes

Each floating rate note will bear interest at the interest rate set forth, or otherwise described, in the applicable supplement. An interest period is the period from each interest reset date to, but not including, the following interest reset date; provided that the initial interest period is the period from the original issue date to, but not including, the first interest reset date. Unless otherwise specified in the applicable supplement, each interest payment date for a floating rate note will be an interest reset date for that note.

The interest rate for each floating rate note will be determined based on a simple per annum, interest rate basis and will be equal to, the base rate, plus or minus any spread, or multiplied by any spread multiplier. A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points specified in the applicable supplement. The spread multiplier is the percentage specified in the applicable supplement. As described under “— Optional Reset Notes” below and “Description of Debt Securities — Extension of Maturity” in the accompanying prospectus, or as may otherwise be specified in the applicable supplement, the spread or spread multiplier on floating rate notes may be adjusted from time to time.

As specified in the applicable supplement, a floating rate note may have either or both of the following, which will be expressed as a rate per annum on a simple interest rate basis:

•	maximum interest rate, which will be a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and/or

•	minimum interest rate, which will be a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of the State of New York. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with a few exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that have an aggregate principal amount that is less than $2,500,000.

Additional Base Rates

The interest rate on each floating rate note will be reset on an interest reset date, which means that the interest rate is reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable supplement.

Unless otherwise specified in the applicable supplement:

•	if an interest reset date for any floating rate note would fall on a day that is not a business day, such interest reset date will be postponed to the next succeeding business day.

•	in the case of a LIBOR note or a EURIBOR note, if postponement to the next business day would cause the interest reset date to be in the next succeeding calendar month, the interest reset date will instead be the immediately preceding business day.

•	if an auction of direct obligations of United States Treasury bills falls on a day that is an interest reset date for Treasury Rate notes, the interest reset date will be the succeeding business day.

Unless otherwise specified in the applicable supplement and except as set forth below, the rate of interest that goes into effect on any interest reset date will be determined on an interest determination date preceding such interest reset date, as further described below.

Unless otherwise specified in the applicable supplement, interest payable on floating rate notes will be the interest accrued from and including the original issue date or the last date to which interest has been paid, as the case may be, to but excluding the applicable interest payment date.

Accrued interest on a floating rate note with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. If the floating rate note is an indexed note, the stated principal amount of the note will be multiplied by the accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable supplement, the interest factor for each such day will be computed by dividing the interest rate in effect on such day by 360, in the case of Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, Prime Rate notes, Eleventh District Cost of Funds Rate notes and EURIBOR notes. In the case of Treasury Rate notes, the interest factor for each such day will be computed by dividing such interest rate by the actual number of days in the year. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on such date.

For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the period for which accrued interest is being calculated. That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, Prime Rate notes, Eleventh District Cost of Funds Rate notes and EURIBOR notes. In the case of Treasury Rate notes, such product is multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

Upon the request of the holder of any floating rate note, the calculation agent for such note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for such floating rate note.

In addition to the base rates listed in “Description of Debt Securities — Interest Rate Determination —Floating Rate Notes” in the accompanying prospectus, the applicable supplement may designate one of the following base rates as applicable to a floating rate note:

•	the Commercial Paper Rate;

•	the Federal Funds Rate;

•	Constant Maturity Treasury Rate;

•	the Eleventh District Cost of Funds Rate; or

•	such other rate or interest rate formula as is set forth in the applicable supplement and in the applicable note.

Terms used in this prospectus supplement and defined in “Description of Debt Securities — Interest Rate Determination — Floating Rate Notes” in the accompanying prospectus have the meanings given to them in the accompanying prospectus.

Commercial Paper Rate Notes. Each Commercial Paper Rate note will bear interest for each interest period at an interest rate equal to the Commercial Paper Rate and any spread or spread multiplier, specified in the applicable supplement.

The calculation agent will determine the Commercial Paper Rate on each Commercial Paper Rate determination date. The Commercial Paper Rate determination date is the second business day immediately preceding the interest reset date for each interest period. The Commercial Paper Rate will be the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable supplement, as such rate published in H.15(519) opposite the heading “Commercial Paper — Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above.

•	If such rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Commercial Paper Rate determination date, then the Commercial Paper Rate for such interest period will be the money market yield on that Commercial Paper Rate determination date of the rate for commercial paper of the specified index maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “Commercial Paper — Nonfinancial.”

•	If by 3:00 p.m., New York City time, on such calculation date, the above rate is not yet published, then the Commercial Paper Rate for such interest period will be the money market yield of the arithmetic average of the offered rates, as of 11:00 a.m., New York City time, on that Commercial Paper Rate determination date, of three leading dealers of U.S. dollar commercial paper in New York City selected by the calculation agent for such Commercial Paper Rate note for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated “Aa” or the equivalent by a nationally recognized rating agency.

•	If the dealers selected by such calculation agent, however, are not quoting offered rates as mentioned in the preceding bullet point, the Commercial Paper Rate for such interest period will be the same as the Commercial Paper Rate for the immediately preceding interest period. If there was no such interest period, the Commercial Paper Rate will be the initial interest rate.

Money market yield will be expressed as a percentage and calculated as follows:

Money Market Yield	=	D × 360 360 – (D × M)	× 100

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable interest period.

Federal Funds Rate Notes. Each Federal Funds Rate note will bear interest for each interest period at an interest rate equal to the Federal Funds Rate and any spread or spread multiplier specified in the applicable supplement.

The calculation agent will determine the Federal Funds Rate on each Federal Funds Rate determination date. The Federal Funds Rate determination date is the second business day immediately preceding the interest reset date for such interest period. The Federal Funds Rate will be the rate for U.S. dollar federal funds as published in H.15(519) opposite the caption “Federal Funds (Effective)” and displayed on Reuters 3000 Xtra Service (“Reuters”) (or any successor service) on Page FEDFUNDS1 or any other page as may replace such page on such service, which is commonly referred to as “Reuters page FEDFUNDS1” opposite the caption “EFFECT”.

The following procedures will be followed if the Federal Funds Rate cannot be determined as described above.

•	If the above rate does not appear on Reuters page FEDFUNDS1 or otherwise set forth above or is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Federal Funds Rate determination date, the Federal Funds Rate for such interest period will be the rate on that Federal Funds Rate determination date as published in the H.15 Daily Update opposite the caption “Federal Funds (Effective),” or such other recognized electronic source used for the purpose of displaying the applicable rate.

•	If by 3:00 p.m., New York City time, on such calculation date the above rate is not yet published, then the Federal Funds Rate for such interest period will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the calculation agent prior to 9:00 a.m., New York City time, on the business day following that Federal Funds Rate determination date.

•	If the brokers so selected by the calculation agent are not quoting as mentioned above, the Federal Funds Rate for such interest period will be the Federal Funds Rate in effect for the particular Federal Funds Rate determination date. If there was no such Federal Funds Rate in effect for the interest period, the Federal Funds Rate will be the initial interest rate.

Bond Equivalent Yield will be expressed as a percentage calculated as follows:

Bond Equivalent Yield	=	D × N 360 – (D × M)	× 100

where “D” refers to the applicable per annum rate for treasury securities quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

Constant Maturity Treasury Rate Notes. Each Constant Maturity Treasury Rate note will bear interest for each interest period at an interest rate equal to the Treasury Rate and any spread or spread multiplier, specified in the applicable supplement.

If “Constant Maturity” is specified in the applicable supplement, the Treasury Rate for each interest period will be the percentage equal to the yield for United States Treasury securities at “constant maturity” having the

CMT maturity index specified in the applicable supplement as the yield is displayed on Reuters (or any successor service) page FRBCMT (or any other page as may replace such page on such service) opposite the caption “Treasury Constant Maturities” (“Reuters Page FRBCMT”) on the Constant Maturity Treasury Rate determination date.

•	If the rate referred to above does not appear on Reuters Page FRBCMT, then the Treasury Rate on such Constant Maturity Treasury Rate determination date will be the percentage equal to the yield for United States Treasury securities at “constant maturity” having the designated CMT maturity index for the particular Constant Maturity Treasury Rate determination date as published in H.15(519) opposite the caption “Treasury Constant Maturities.”

•	If the rate referred to above does not so appear in H.15(519), then the Treasury Rate on such Constant Maturity Treasury Rate determination date will be the rate on the particular Constant Maturity Treasury Rate determination date for the period of the designated CMT maturity index as may then be published by either the Federal Reserve or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519).

If the Treasury Rate cannot be determined as indicated above, the following procedures will be followed in the order set forth below:

(1)	If the above information, as applicable, is not so published, then the calculation agent will calculate the Treasury Rate on the Constant Maturity Treasury Rate determination date as follows:

•	The Treasury Rate will be a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate determination date of three leading U.S. government securities dealers in New York City, for Treasury notes. The Treasury notes will be United States treasury securities, with an original maturity of approximately the designated CMT maturity index and a remaining term to maturity of not less than such designated CMT maturity index minus one year and in a principal amount that is representative for a single transaction in the securities in that market at that time.

•	The three government securities dealers referenced above will be identified from five such dealers who are selected by the calculation agent (after consultation with Citigroup Global Markets Holdings), one of which may be the agent, by eliminating the dealers with the highest and lowest quotations, or in the event of equality, one of the highest and/or lowest quotation, as the case may require.

(2)	If three or four, but not five, of such dealers provide quotations as described above, then the Treasury Rate will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotes will be eliminated.

(3)	If the calculation agent is unable to obtain three such Treasury note quotations as described in (1) above, the Treasury Rate on such Constant Maturity Treasury Rate determination date will be calculated by the calculation agent as follows:

•	The rate will be a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate determination date reported, according to their written records, by three leading U.S. government securities dealers in New York City, for Treasury notes with an original maturity of the number of years that is the next highest to the designated CMT maturity index and a remaining maturity closest to the index maturity specified in the applicable supplement, and in an amount that is representative for a single transaction in that market at that time.

•	If two Treasury notes with an original maturity, as described above, have remaining terms to maturity equally close to the designated CMT maturity index, the calculation agent will obtain quotations for the Treasury note with the shorter remaining term to maturity and will use such quotations to calculate the Treasury Rate as set forth above.

•	The three government securities dealers referenced above will be identified from five such dealers who are selected by the calculation agent (after consultation with Citigroup Global Markets Holdings), one of which may be the agent, by eliminating the dealers with the highest and lowest quotations, or in the event of equality, one of the highest and/or lowest quotation, as the case may require.

(4)	If three or four, but not five, of such dealers provide quotations as described above, then the Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated.

(5)	If fewer than three dealers selected by the calculation agent provide quotations as described in (3) above, the Treasury Rate determined as of the Constant Maturity Treasury Rate determination date will be the Treasury Rate in effect on such Constant Maturity Treasury Rate determination date.

“Designated CMT maturity index” means the original period to maturity of the U.S. Treasury securities, either one, two, three, five, seven, ten, twenty or thirty years, specified in the applicable supplement for which the Treasury Rate will be calculated. If no such maturity is specified in the applicable supplement, the designated CMT maturity index will be two years.

The “Constant Maturity Treasury Rate determination date” will be the second business day prior to the interest reset date for the applicable interest period.

The CMT Rate for a Treasury security maturity as published as of any business day is intended to be indicative of the yield of a U.S. Treasury security having as of such business day a remaining term to maturity equivalent to such maturity. The CMT Rate as of any business day is based upon an interpolation by the U.S. Treasury of the daily yield curve of outstanding Treasury securities. This yield curve, which relates the yield on a security to its time to maturity, is based on the over-the-counter market bid yields on actively traded Treasury securities. Such yields are calculated from composites of quotations reported by leading U.S. government securities dealers, which may include one or more of the calculation agents or other affiliates of Citigroup Global Markets Holdings. Certain constant maturity yield values are read from the yield curve. Such interpolation from the yield curve provides a theoretical yield for a Treasury security having ten years to maturity, for example, even if no outstanding Treasury security has as of such date exactly ten years remaining to maturity.

Eleventh District Cost of Funds Rate Notes. Eleventh District Cost of Funds Rate notes will bear interest at the interest rates, calculated based on the Eleventh District Cost of Funds Rate and any spread and/or spread multiplier, specified in the applicable supplement.

The calculation agent will determine the Eleventh District Cost of Funds Rate on each Eleventh District Cost of Funds Rate determination date. The Eleventh District Cost of Funds Rate determination date is the last working day of the month immediately prior to each interest reset date for each interest period on which the Federal Home Loan Bank of San Francisco publishes the Eleventh District Cost of Funds Index.

The Eleventh District Cost of Funds Rate will be the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate determination date falls as set forth opposite the caption “11th District” on the display on Reuters (or any successor service) on page “COFI/ARMS” (or any other page as may replace such page on such service) (“Reuters Page COFI/ARMS”). Such page will be deemed to include any alternative successor page, determined by the calculation agent, as of 11:00 A.M., San Francisco time, on the Eleventh District Cost of Funds Rate determination date.

The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described above.

•	If the rate does not appear on Reuters Page COFI/ARMS on any related Eleventh District Cost of Funds Rate determination date, the Eleventh District Cost of Funds Rate for the Eleventh District Cost of Funds Rate determination date will be the Eleventh District Cost of Funds Rate Index.

•	If the Federal Home Loan Bank (“FHLB”) of San Francisco fails to announce the Eleventh District Cost of Funds Rate Index on or prior to the Eleventh District Cost of Funds Rate determination date for the calendar month immediately preceding that date, then the Eleventh District Cost of Funds Rate for such date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate determination date.

The “Eleventh District Cost of Funds Rate Index” will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the FHLB of San Francisco most recently announced as the cost of funds for the calendar month preceding the date of such announcement.

Inverse Floating Rate Notes. Any floating rate note may be designated in the applicable supplement as an inverse floating rate note. In such an event, unless otherwise specified in connection with a particular offering of notes, the interest rate on such floating rate note will be equal to:

•	in the case of the interest period, if any, commencing on the issue date, or the date on which such note otherwise begins to accrue interest if different from the issue date, up to the first interest reset date, a fixed rate of interest established by Citigroup Global Markets Holdings as described in the applicable supplement; and

•	in the case of each interest period commencing on an interest reset date, a fixed rate of interest specified in the applicable supplement minus the interest rate determined based on the base rate as adjusted by any spread and/or spread multiplier.

However, on any inverse floating rate note, the interest rate will not be less than zero, unless otherwise specified in the applicable supplement.

Optional Reset Notes

The applicable supplement relating to a particular note may indicate that Citigroup Global Markets Holdings has the option to reset the interest rate, or the spread, spread multiplier, or method of calculation, as the case may be, for such note. If Citigroup Global Markets Holdings has the option to reset, the applicable supplement will also indicate the optional reset date or dates on which such interest rate or such spread, spread multiplier, or method of calculation, as the case may be, may be reset.

Citigroup Global Markets Holdings shall notify the trustee whether or not it intends to exercise such option relating to such notes at least 45 but not more than 60 days prior to an optional reset date for such note. Not later than 40 days prior to such optional reset date, if global securities are held with DTC or any other clearing system, the trustee will provide notice as described in “Description of Debt Securities — Book-Entry Procedures and Settlement — Notices” in the accompanying prospectus, indicating whether Citigroup Global Markets Holdings has elected to reset the interest rate, or the spread, spread multiplier or method of calculation, as the case may be.

If Citigroup Global Markets Holdings elects to reset the interest rate, or the spread, spread multiplier or method of calculation, as the case may be, the trustee will provide notice in the manner described above indicating such new interest rate or such new spread, spread multiplier, or method of calculation, as the case may be. The notice will also indicate any provisions for redemption during the subsequent interest period. The subsequent interest period is the period from such optional reset date to the next optional reset date or, if there is no such next optional reset date, to the stated maturity of such note, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such subsequent interest period.

Upon the transmittal by the trustee of a reset notice in the manner described above, such new interest rate or such new spread, spread multiplier, and/or method of calculation as the case may be, will take effect automatically. Except as modified by the reset notice and as described below, such note will have the same terms as prior to the transmittal of such reset notice.

Despite the foregoing, not later than 20 days prior to an optional reset date for a note, Citigroup Global Markets Holdings may, at its option, revoke the interest rate, or the spread or spread multiplier, provided for in the reset notice relating to such optional reset date and establish a higher interest rate, or a higher spread or spread multiplier, as applicable, for the subsequent interest period commencing on such optional reset date.

Citigroup Global Markets Holdings can make such revocations by causing the trustee for such note to provide notice of such higher interest rate or higher spread or spread multiplier, as the case may be, in the manner described above. Such notice shall be irrevocable. All notes for which the interest rate or spread or spread multiplier is reset on an optional reset date will bear such higher interest rate, or higher spread or spread multiplier, as the case may be, whether or not tendered for repayment.

The holder of a note will have the option to elect repayment of such note by Citigroup Global Markets Holdings on each optional reset date at a price equal to the principal amount of such note plus interest accrued to such optional reset date. In order for a note to be repaid on an optional reset date, the holder of such note must follow the procedures set forth below under “— Optional Redemption, Repayment and Repurchase” for optional repayment or in the applicable supplement. However, the period for delivery of such note or notification to the trustee for such note will be at least 25 but not more than 35 days prior to such optional reset date. Further, a holder who has tendered a note for repayment pursuant to a reset notice may, by written notice to the trustee for such note, revoke any such tender for repayment until the close of business on the tenth day prior to such optional reset date.

Amortizing Notes

Citigroup Global Markets Holdings may from time to time offer amortizing notes on which a portion or all of the principal amount is payable prior to stated maturity in accordance with a schedule, by application of a formula, or based on an index.

In the case of amortizing subordinated notes, once any scheduled payments of principal begin, all scheduled payments will be made at least annually and the amount repaid in each year will be no less than in the previous year. Further information concerning additional terms and conditions of any amortizing notes, including terms for repayment of such notes, will be set forth in the applicable supplement.

Original Issue Discount Notes

Unless otherwise specified in connection with a particular offering of notes, if the principal of any original issue discount note, or OID note, other than an indexed note, is declared to be due and payable immediately as a result of the acceleration of stated maturity, the amount of principal due and payable relating to the note will be limited to the aggregate principal amount of the note multiplied by the sum of (1) its issue price, expressed as a percentage of the aggregate principal amount, plus (2) the original issue discount amortized from the date of issue to the date of declaration. Amortization will be calculated using the interest method, computed in accordance with U.S. generally accepted accounting principles in effect on the date of declaration.

Repayment Upon Death

The applicable supplement may indicate that the holder of a note will have a survivor’s option, which is an option to elect repayment of such note prior to its stated maturity in the event of the death of the beneficial owner of such note.

Pursuant to exercise of the survivor’s option, Citigroup Global Markets Holdings will repay any note (or applicable portion of any note) properly tendered for repayment by the person, or on behalf of the person by a representative of such person, who has authority to act on behalf of the deceased beneficial owner of the note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to the amortized principal amount thereof, subject to the following limitations.

Citigroup Global Markets Holdings may, in its sole discretion, limit to $2,500,000 (or the approximate equivalent in other currencies) the aggregate principal amount of all notes for which exercises of the survivor’s option will be accepted in any calendar year. In the event that such limitation is applied, Citigroup Global Markets Holdings may limit to $250,000 (or the approximate equivalent in other currencies) the aggregate principal amount of notes (or portions of notes) for which exercise of the survivor’s option will be accepted during a calendar year for any individual deceased beneficial owner of notes. Moreover, Citigroup Global Markets Holdings will not make principal repayments due to exercise of the survivor’s option in amounts that are less than $5,000 (or the approximate equivalent in other currencies). In the event that the limitations described in the preceding sentences would result in the partial repayment of any note, the principal amount of such note remaining outstanding after repayment must be at least $5,000. Any note tendered due to exercise of the survivor’s option may be withdrawn by a written request of its holder received by the paying agent prior to its repayment.

The amortized principal amount of a note on any date shall be the amount equal to:

•	the issue price set forth in the applicable supplement plus

•	that portion of the difference between the issue price and the principal amount of such note that has accrued by such date at:

(1)	the bond yield to maturity set forth in the applicable supplement, or

(2)	if so specified in the applicable supplement, the bond yield to call printed therein. Such yield will be computed in each case in accordance with generally accepted United States bond yield computation principles. However, the amortized principal amount of a note shall never exceed its principal amount. The bond yield to call listed in a supplement shall be computed on the basis of the first occurring optional redemption date for such note and the amount payable on the optional redemption date. If any note is not redeemed on its first optional redemption date, the bond yield to call for such note will be recomputed on the optional redemption date on the basis of the next occurring optional redemption date and the amount payable on such optional redemption date, and will continue to be so recomputed on each succeeding optional redemption date until such note is redeemed.

Each note that is tendered pursuant to valid exercise of the survivor’s option will be accepted promptly in the order all such notes are tendered, except for any note (or portion thereof) the acceptance of which, in the event Citigroup Global Markets Holdings imposed either of the limits described in the preceding paragraph, would:

•	contravene the annual limitation, or

•	result in the acceptance during the then current calendar year of an aggregate principal amount of notes (or portions thereof) exceeding $250,000 (or the approximate equivalent in other currencies) for the relevant individual deceased beneficial owner.

If at the end of any calendar year Citigroup Global Markets Holdings has not imposed the annual limit, or if the aggregate principal amount of notes that have been accepted during that year due to exercise of the survivor’s option has not exceeded the annual limitation, Citigroup Global Markets Holdings may accept notes from individual deceased owners in amounts that exceed the normal $250,000 per-person limit. In this case, Citigroup Global Markets Holdings will accept notes or portions of notes exceeding the $250,000 limit in the order they were received, up to the annual limitation for such calendar year. Any note or portion of a note accepted for repayment due to the exercise of the survivor’s option will be repaid on the first interest payment due date that occurs 20 or more calendar days after the date of such acceptance. Each note (or any portion thereof) tendered for repayment that is not accepted in any calendar year due to the application of such annual limitation will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered, unless any such note is withdrawn by its holder. If a note (or any portion thereof) that is tendered for repayment due to the valid exercise of the survivor’s option is not accepted, the paying agent will deliver to any affected representative a notice that states the reasons the note (or portion thereof) has not been accepted for repayment. As long as global securities are held with DTC or any other clearing system, the paying agent will provide notice as described in “Description of Debt Securities — Book-Entry Procedures and Settlement —Notices” in the accompanying prospectus.

Subject to the foregoing, in order for a survivor’s option to be validly exercised, the paying agent must receive:

•	a written request for repayment signed by the representative. Such signature must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

•	tender of such note to be repaid;

•	appropriate evidence satisfactory to Citigroup Global Markets Holdings and the paying agent that (1) the representative has authority to act on behalf of the deceased beneficial owner; (2) the death of such beneficial owner has occurred; and (3) the deceased was the beneficial owner of such note at the time of death;

•	if applicable, a properly executed assignment or endorsement; and

•	if such note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the trustee from such nominee attesting to the beneficial ownership of such note. All questions as to the eligibility or validity of any exercise of the survivor’s option will be determined by Citigroup Global Markets Holdings, in its sole discretion, and such determinations will be final and binding on all parties.

If such note is represented by a global certificate, the depositary’s nominee will be the holder of such note and therefore will be the only entity that can exercise the survivor’s option for such note. To obtain repayment upon exercise of the survivor’s option for such a note, the representative must provide to the broker or other entity through which the deceased beneficial owner holds an interest in such note:

•	the documents described in the first and third bullet points of the preceding paragraph; and

•	instructions to the broker or other entity to notify the depositary of the representative’s desire to obtain repayment pursuant to exercise of the survivor’s option.

The broker or other entity will provide to the paying agent:

•	the documents received from the representative referred to in the first bullet point of the preceding paragraph;

•	its tender of such note pursuant to exercise of the survivor’s option; and

•	a certificate satisfactory to the paying agent from the broker or other entity stating that it represents the deceased beneficial owner.

The broker or other entity will be responsible for disbursing to the appropriate representative any payments it receives due to exercise of the survivor’s option.

A representative may obtain more information regarding the survivor’s option from Citibank, N.A., the paying agent, at 388 Greenwich Street, 14th Floor, New York, New York 10013 (telephone 1-800-422-2066), during normal business hours.

Renewable Notes

Citigroup Global Markets Holdings may from time to time offer renewable notes, which will mature on an initial maturity date. Such initial maturity date will be an interest payment date specified in the applicable supplement occurring in, or prior to, the twelfth month following the original issue date of such notes, unless the term of all or any portion of any such notes is renewed in accordance with the procedures described below.

The term of a renewable note may be extended to the interest payment date occurring in the twelfth month, or, if a special election interval is specified in the applicable supplement, the last month in a period equal to twice the special election interval elected by the holder after such renewal date. Such an extension may be made on the initial renewal date. That date will be the interest payment date occurring in the sixth month, unless a special election interval is specified in the applicable supplement, prior to the initial maturity date of a renewable note and on the interest payment date occurring in each sixth month, or in the last month of each special election interval, after such initial renewal date which, together with the initial renewal date, constitutes a renewal date.

If a holder does not elect to extend the term of any portion of the principal amount of a renewable note during the specified period prior to any renewal date, such portion will become due and payable on the new maturity date. Such new maturity date will be the interest payment date occurring in the sixth month, or the last month in the special election interval, after such renewal date.

A holder of a renewable note may elect to renew the term of such renewable note, or if so specified in the applicable supplement, any portion of such renewable note, by delivering a notice to such effect to the trustee or any duly appointed paying agent at the corporate trust office of the trustee or agency of the trustee in New York City. Such notice will be delivered not less than 15 nor more than 30 days prior to such renewal date, unless another period is specified in connection with a particular offering of notes, as the special election period. Such election will be irrevocable and will be binding upon each subsequent holder of such renewable note.

An election to renew the term of a renewable note may be exercised for less than the entire principal amount of such renewable note only if so specified in the applicable supplement and only in such principal amount, or any integral multiple in excess of such amount, that is specified in the applicable supplement. However, the term of the renewable notes may not be extended beyond the stated maturity specified for such renewable notes in the applicable supplement.

If the holder does not elect to renew the term, such renewable note must be presented to the trustee, or any duly appointed paying agent. The trustee, or any duly appointed paying agent, will issue in exchange for such note, in the name of such holder, a new note in a principal amount equal to the principal amount of such exchanged renewable note for which no election to renew such term was exercised, with terms identical to those specified on such renewable note. However, such note will have a fixed, nonrenewable stated maturity on the new maturity date.

If an election to renew is made for less than the full principal amount of a holder’s renewable note, the trustee, or any duly appointed paying agent, will issue in exchange for such note in the name of such holder, a replacement renewable note. The replacement renewable note will be in a principal amount equal to the principal amount elected to be renewed of such exchanged renewable note, with terms otherwise identical to such exchanged renewable note.

No Securities Exchange Listing

Unless otherwise specified in connection with a particular offering of debt securities, the notes will not be listed on any securities exchange.

Combination of Provisions

If so specified in the applicable supplement, any note may be required to comply with all of the provisions, or any combination of the provisions, described herein or in the accompanying prospectus.

Optional Redemption, Repayment and Repurchase

If so specified in the applicable supplement relating to a note, such note can be redeemed at the option of Citigroup Global Markets Holdings, in whole or in part, prior to its stated maturity. If applicable, such supplement will also indicate (1) the optional redemption date or dates on which such note may be redeemed and (2) the redemption price at which such note may be redeemed on each such optional redemption date.

Unless otherwise specified in connection with a particular offering of notes, at least 30 days prior to the date of redemption, Citigroup Global Markets Holdings will provide notice of such redemption to the trustee, and we or the trustee (at our request) will provide notice of such redemption to the holder of such note (which shall be the depositary for so long as the notes are held in book-entry form) in accordance with “Description of Debt Securities — Book Entry Procedures and Settlement — Notices” in the accompanying prospectus. Unless otherwise specified in connection with a particular offering of notes, Citigroup Global Markets Holdings may exercise such option relating to a redemption of a note in part only by notifying the trustee for such note at least 45 days prior to any optional redemption date. In the event of redemption of a note in part only, a new note or notes for the unredeemed portion of such note or notes will be issued to the holder of such note or notes upon the cancellation of such note or notes.

If so specified in the applicable supplement relating to a note, the holder of such note will have the option to elect repayment of such note by Citigroup Global Markets Holdings prior to its stated maturity. If applicable, such supplement will specify (1) the optional repayment date or dates on which such note may be repaid and (2) the optional repayment price at which such note may be repaid on each such optional repayment date.

Subject to the terms set forth in the applicable supplement, in order for a note to be repaid, the trustee must receive, at least 30 but not more than 45 days prior to an optional repayment date:

(1)	such note with the form entitled “Option to Elect Repayment” on the reverse of such note duly completed; or

(2)	a telegram, telex, facsimile transmission, electronic mail correspondence or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth:

•	the name of the holder of such note;

•	the principal amount of such note to be repaid;

•	the certificate number or a description of the tenor and terms of such note; and

•	a statement that the option to elect repayment is being exercised.

Any tender of a note by the holder for repayment, except pursuant to a reset notice or an extension notice, will be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of such note, provided, that the stated principal amount of such note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, such note will be canceled and a new note or notes for the remaining stated principal amount will be issued in the name of the holder of such repaid note.

If a note is represented by a global security, the depositary’s nominee will be the holder of such note and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment relating to a particular note, the beneficial owner of such note must instruct the broker or other direct or indirect participant through which it holds an interest in such note to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the depositary.

Except in the case of an optional redemption by Citigroup Global Markets Holdings at a stated redemption price provided for in the applicable supplement, if Citigroup Global Markets Holdings redeems or repays a note that is an OID note other than an indexed note prior to its stated maturity, then Citigroup Global Markets Holdings will pay the amortized principal amount of the note as of the date of redemption or repayment regardless of anything else stated in this prospectus supplement or the accompanying prospectus.

The amortized principal amount of a note on any date means the amount equal to:

•	the issue price set forth in the applicable supplement plus

•	that portion of the difference between the issue price and the principal amount of the note that has accrued by that date at

(1)	the bond yield to maturity set forth in the applicable supplement, or

(2)	if so specified in the applicable supplement, the bond yield to call set forth therein.

These computations will be made in accordance with generally accepted United States bond yield computation principles. However, the amortized principal amount of a note will never exceed its principal amount. The bond yield to call listed in an applicable supplement will be computed on the basis of:

•	the first occurring optional redemption date with respect to such note; and

•	the amount payable on such optional redemption date.

In the event that any such note is not redeemed on such first occurring optional redemption date, the bond yield to call that applies to such note will be recomputed on such optional redemption date on the basis of (1) the next occurring optional redemption date and (2) the amount payable on such optional redemption date. The bond yield to call will continue to be so recomputed on each succeeding optional redemption date until the note is so redeemed.

Citigroup Global Markets Holdings or any of its affiliates may at any time purchase notes at any price in the open market or otherwise. Notes so purchased by Citigroup Global Markets Holdings or any of its affiliates may, at the discretion of Citigroup Global Markets Holdings, be held, resold or surrendered to the trustee for such notes for cancellation.

Other Provisions

The terms in the applicable supplement may modify any provisions relating to:

•	the determination of an interest rate basis;

•	the specification of an interest rate basis;

•	calculation of the interest rate applicable to, or the amount payable at maturity on, any note;

•	interest payment dates; or

•	any other matters.

Defeasance

The defeasance provisions described in “Description of Debt Securities — Defeasance” in the accompanying prospectus will not apply to the notes, unless otherwise specified in the applicable supplement.

UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the notes. It applies to you only if you hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the notes;

•	a person holding a note as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a note;

•	a person subject to the alternative minimum tax;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the notes or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the notes to you.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare contribution tax. You should consult your tax adviser about the application of the U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the notes), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Notes

This discussion applies to notes treated as debt instruments for U.S. federal income tax purposes. The U.S. federal income tax treatment of other notes will be addressed in the applicable supplement.

With respect to notes with a term of longer than one year (calculated as described below), the applicable supplement will specify whether we intend to treat these notes as “variable rate debt instruments” or as “contingent payment debt instruments” for U.S. federal income tax purposes.

This discussion assumes that the notes do not provide for payments determined by reference to equity securities. The treatment of such notes will be addressed in the applicable supplement.

This disclosure generally applies to notes that provide for payments solely in cash. Special tax consequences may apply to notes that provide for one or more payments in property other than cash, and those consequences will be addressed in the applicable supplement.

The discussion herein is subject to, and should be read in conjunction with, any discussion contained in the applicable supplement.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of the notes that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The discussion below is subject to the discussion under “—Assumption by Citigroup” and should be read in conjunction therewith.

Payments of Interest

“Qualified stated interest” (as described below under “— Original Issue Discount”) on a note generally will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of accounting for U.S. federal income tax purposes.

Special rules governing the treatment of interest income on certain categories of notes are described below under “— Original Issue Discount,” “— Short-Term Notes,” “— Notes Treated as Variable Rate Debt Instruments,” “— Notes Treated as Contingent Payment Debt Instruments,” and “— Foreign Currency Notes.”

Original Issue Discount

A note that has an “issue price” that is less than its “stated redemption price at maturity” will be considered to have been issued with original issue discount (“OID”) for U.S. federal income tax purposes (an “OID note”) unless the note satisfies a de minimis threshold under applicable Treasury regulations. Special rules governing the tax treatment of “short-term notes” and “contingent payment debt instruments” (which are not OID notes for purposes of this discussion) are described below under “— Short-Term Notes,” and “— Notes Treated as Contingent Payment Debt Instruments,” respectively. The amount of OID will be equal to the excess of the stated redemption price at maturity over the issue price. The “issue price” of a note will be the first price at which a substantial amount of the notes in an issue is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The “stated redemption price at maturity” of a note generally will equal the sum of all payments required under the note other than payments of “qualified stated interest.” Qualified stated interest (“QSI”) generally includes stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually at a single fixed rate, and also includes stated interest on certain floating-rate notes (as described under “— Notes Treated as Variable Rate Debt Instruments” below). If a note provides for more than one fixed rate of stated interest, interest payable at the lowest stated rate generally is QSI, with any excess included in the stated redemption price at maturity for purposes of determining whether the note was issued with OID.

If the difference between a note’s stated redemption price at maturity and its issue price is less than a de minimis amount as determined under applicable Treasury regulations, the note will not be treated as issued with OID and therefore will not be subject to the rules described below. If you hold notes with less than a de minimis amount of OID, (i) all stated interest on the notes will generally be treated as QSI and (ii) you generally will include any remaining discount in income, as capital gain, on a pro rata basis as principal payments are made on the note.

If you hold OID notes, you will be required to include any QSI in income when received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes. In addition, you will be required to include OID in income as it accrues, in accordance with a constant-yield method based on a compounding of interest, regardless of your method of tax accounting.

You may make an election to include in gross income all interest that accrues on any note (including stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium, as described below) in accordance with the constant-yield method based on the compounding of interest (a “constant-yield election”). This election may be revoked only with the consent of the Internal Revenue Service (the “IRS”).

A note that is subject to early redemption may be governed by rules that differ from the general rules described above for purposes of determining its yield and maturity (which may affect whether the note is treated as issued with OID and, if so, the timing of accrual of the OID). Under applicable Treasury regulations, we will generally be presumed to exercise an option to redeem a note if the exercise of the option would lower the yield on the note. Conversely, you will generally be presumed to exercise an option to require us to repurchase a note if the exercise of the option would increase the yield on the note. If such an option were not in fact exercised, the note would be treated, solely for purposes of calculating OID, as if it were redeemed and a new note were issued on the presumed exercise date for an amount equal to the note’s “adjusted issue price” on that date. A note’s “adjusted issue price” is its issue price increased by the amount of previously includable OID and decreased by the amount of any prior payments on the note that do not constitute QSI.

Market Discount

If you purchase a note (other than a short-term note or contingent payment debt instrument) for an amount that is less than its stated redemption price at maturity or, in the case of an OID note, its adjusted issue price, the amount of the difference will be treated as market discount for U.S. federal income tax purposes, unless this difference is less than a specified de minimis amount.

If a note has market discount, you will be required to treat any principal payment (or, in the case of an OID note, any payment that does not constitute QSI) on, or any gain on a sale or other taxable disposition of, a note as ordinary income to the extent of the market discount accrued on the note at that time, unless this market discount has been previously included in income pursuant to an election to include market discount in income as it accrues (a “market discount accrual election”), or pursuant to the constant-yield election described under “— Original Issue Discount” above. If you dispose of a note in one of certain nontaxable transactions, accrued market discount will be includible as ordinary income as if you had sold the note in a taxable transaction at its then fair market value. Unless you make a market discount accrual election, you generally will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the notes in an amount not exceeding the accrued market discount until the accrued market discount is included in income.

If you make a market discount accrual election, that election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which that election applies. If you make a constant-yield election (as described under “— Original Issue Discount” above) with respect to a market discount note, that election will result in a deemed market discount accrual election for the taxable year in which you acquired the note and all succeeding years.

Acquisition Premium and Amortizable Bond Premium

If you purchase an OID note for an amount that is greater than the note’s adjusted issue price but less than or equal to the sum of all amounts payable on the note after the purchase date, other than payments of QSI, you will be considered to have purchased the note with acquisition premium. Under the acquisition premium rules, the amount of OID that you must include in your gross income with respect to the note for any taxable year will be reduced by the portion of acquisition premium properly allocable to that year.

If you purchase a note (other than a contingent payment debt instrument) for an amount that is greater than the sum of all amounts payable on the note after the purchase date, other than payments of QSI, you generally will be considered to have purchased the note with amortizable bond premium equal to such excess. If the note is not optionally redeemable prior to its maturity date, you generally may elect to amortize this premium over the remaining term of the note using a constant-yield method. If, however, the note may be optionally redeemed prior to maturity after you have acquired it, the amount of amortizable bond premium is generally determined by substituting the redemption date for the maturity date and the redemption price for the amount payable at maturity but only if the substitution results in a smaller amount of premium attributable to the period before the redemption date. You may generally use the amortizable bond premium allocable to an accrual period to offset QSI required to be included in your income with respect to the note in that accrual period. In addition, if you have purchased an OID note with amortizable bond premium, you will not be required to accrue any OID on such note. If you elect to amortize bond premium, you must reduce your tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt instruments then owned or thereafter acquired and may be revoked only with the consent of the IRS.

If you make a constant-yield election (as described under “— Original Issue Discount” above) for a note with amortizable bond premium, that election will result in a deemed election to amortize bond premium for all of your debt instruments with amortizable bond premium.

Sale or Other Taxable Disposition of a Note

Upon a sale or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference between the amount realized and your tax basis in the note. For this purpose, the amount realized does not include any amount attributable to accrued but unpaid QSI, which will be treated as a payment of interest and taxed as described under “— Payments of Interest” above. Your tax basis in a note will equal its cost, increased by the amounts of any OID and market discount you have previously accrued with respect to the note, if any, and decreased by any amortized premium and any principal payments you received prior to the sale or other taxable disposition of a note and by the amount of any other payments on the note that do not constitute QSI.

Gain or loss realized upon the sale or other taxable disposition of a note will be capital gain or loss and will be long-term capital gain or loss if you have held the note for more than one year. The deductibility of capital losses is subject to limitations. Exceptions to these general rules apply to short-term notes, notes with market discount, contingent payment debt instruments and foreign currency notes. See “— Market Discount” above, and “— Short-Term Notes” and “— Notes Treated as Contingent Payment Debt Instruments” and “— Foreign Currency Notes” below.

Short-Term Notes

The following discussion applies only to “short-term notes,”i.e., notes with a term of one year or less (from but excluding the issue date to and including the last possible date that the notes could be outstanding pursuant to their terms). Generally, a short-term note is treated as issued at a discount equal to the sum of all payments required on the note minus its issue price.

If you are a cash-method U.S. Holder, you generally will not be required to recognize income with respect to a short-term note prior to maturity, other than with respect to the receipt of interest payments, if any, or pursuant to a sale or other taxable disposition of the note. If you are an accrual-method U.S. Holder (or a cash-method U.S. Holder who elects to accrue income on the note currently), you will be subject to rules that generally require accrual of discount on short-term notes on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding. It is not clear whether or how any accrual should be determined prior to the relevant determination date(s) in respect of a contingent payment. You should consult your tax adviser regarding the amount and timing of any accruals on such notes.

Upon a sale or other taxable disposition of a short-term note, you will recognize gain or loss equal to the difference between the amount received and your tax basis in the note. Your tax basis in the note should equal the amount you paid to acquire the note increased, if you accrue income on the notes currently, by any previously accrued but unpaid discount. The amount of any resulting loss generally will be treated as a short-term capital loss, the deductibility of which is subject to limitations. The excess of the amount received at maturity over your tax basis in the note generally should be treated as ordinary income. If you sell a short-term note providing for a contingent return at maturity prior to the time the contingent return has been fixed, it is not clear whether any gain you recognize should be treated as ordinary income, short-term capital gain, or a combination of ordinary income and short-term capital gain. You should consult your tax adviser regarding the treatment of short-term notes providing for contingent payments.

If you are a cash-method U.S. Holder, unless you make the election to accrue income currently on a short-term note, you generally will be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the note in an amount not exceeding the accrued discount that you have not included in income. As discussed above, it is unclear whether or how accrual of discount should be determined prior to the relevant determination date(s) in respect of a contingent payment. If you make the election to accrue income currently, that election will apply to all short-term notes acquired by you on or after the first day of the first taxable year to which that election applies. You should consult your tax adviser regarding these rules.

Notes Treated as Variable Rate Debt Instruments

The following discussion applies only to floating-rate notes that are treated as variable rate debt instruments for U.S. federal income tax purposes (“VRDIs”).

Interest on VRDIs That Provide for a Single Variable Rate. Stated interest on a VRDI that provides for a single variable rate (a “Single Rate VRDI”) will be treated as QSI and will be taxable to you as ordinary interest income at the time it accrues or received, in accordance with your method of tax accounting. If the stated principal amount of a Single Rate VRDI exceeds its issue price by at least a specified de minimis amount, this excess will be treated as OID that you must include in income as it accrues in accordance with a constant-yield method based on compounding of interest before the receipt of cash payments attributable to this income (as described above under “— Original Issue Discount”). If a VRDI provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate where the variable rate on the issue date is intended to approximate the fixed rate (which will be presumed if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25%), the two rates will be treated for purposes of this and the next paragraph as a single variable rate.

Interest on VRDIs That Provide for Multiple Rates. We will refer to VRDIs that provide for (i) multiple variable rates or (ii) one or more variable rates and a single fixed rate as “Multiple Rate VRDIs.” Under applicable Treasury regulations, in order to determine the amount of QSI and OID in respect of Multiple Rate VRDIs, an equivalent fixed-rate debt instrument must be constructed. The equivalent fixed-rate debt instrument is constructed in the following manner: (i) first, if the Multiple Rate VRDI contains a fixed rate, that fixed rate is converted to a variable rate that preserves the fair market value of the note and (ii) second, each variable rate (including a variable rate determined under (i) above) is converted to a fixed rate substitute (which will generally be the value of that variable rate as of the issue date of the Multiple Rate VRDI) (the “equivalent fixed-rate debt instrument”). The rules discussed in “— Original Issue Discount” are then applied to the equivalent fixed-rate debt instrument to determine the amount, if any, of OID and the timing of accrual of any OID. You will be required to include the OID in income for federal income tax purposes as it accrues, in accordance with a constant-yield method based on a compounding of interest, as described above under “— Original Issue Discount.” QSI on a Multiple Rate VRDI will generally be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of tax accounting. If a Multiple Rate VRDI is not issued with OID, all stated interest on the Multiple Rate VRDI will be treated as QSI.

If the amount of interest you receive in a calendar year is greater than the interest assumed to be paid or accrued under the equivalent fixed-rate debt instrument, the excess is generally treated as additional QSI taxable to you as ordinary income. Otherwise, any difference will generally reduce the amount of QSI you are treated as receiving and will therefore reduce the amount of ordinary income you are required to take into income.

Sale or Other Taxable Disposition of a VRDI. Upon the sale or other taxable disposition of a VRDI, you generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts attributable to accrued but unpaid QSI, which will be treated as a payment of interest) and your tax basis in the VRDI. Your tax basis in a VRDI will equal the amount you paid to purchase the VRDI, increased by the amounts of OID (if any) you previously included in income with respect to the VRDI, and reduced by any payments other than QSI you received and any amortized premium. Subject to the discussion under “— Market Discount,” your gain or loss generally will be long-term capital gain or loss if you held the VRDI for more than one year at the time of disposition.

Notes Treated as Contingent Payment Debt Instruments

The following discussion applies only to notes that are treated as contingent payment debt instruments for U.S. federal income tax purposes (“CPDIs”).

Interest Accruals on the CPDIs. We are required to determine a “comparable yield” for each issuance of CPDIs. The “comparable yield” is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the CPDIs, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the CPDIs. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the CPDIs representing a payment or a series of payments the amount and timing of which would produce a yield to maturity on the CPDIs equal to the comparable yield.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts that we will pay on the CPDIs.

For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of the CPDIs, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your method of accounting for U.S. federal income tax purposes, you will be required to accrue as interest income OID on the CPDIs at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected payments on the CPDIs during the year (as described below).

You will be required for U.S. federal income tax purposes to accrue an amount of OID, for each accrual period prior to and including the maturity (or earlier sale, exchange or retirement) of a CPDI, that equals the product of (i) the “adjusted issue price” of the CPDI (as defined below) as of the beginning of the accrual period, (ii) the comparable yield of the CPDI, adjusted for the length of the accrual period and (iii) the number of days during the accrual period that you held the CPDI divided by the number of days in the accrual period. For U.S. federal income tax purposes, the adjusted issue price of a CPDI is its issue price increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid).

Adjustments to Interest Accruals on the CPDIs. In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment (i.e., the excess of actual payments over projected payments) in respect of a CPDI for a taxable year. A net negative adjustment (i.e., the excess of projected payments over actual payments) in respect of a CPDI for a taxable year:

•	will first reduce the amount of interest in respect of the CPDI that you would otherwise be required to include in income in the taxable year; and

•	to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the CPDI exceeds the total amount of the net negative adjustments treated as ordinary loss on the CPDI in prior taxable years.

A net negative adjustment is not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above may be carried forward to offset future interest income in respect of the CPDI or to reduce the amount realized on a sale, exchange or retirement of the CPDI.

Purchase of CPDIs at a Price Other than the Adjusted Issue Price. If you purchase a CPDI for an amount that differs from its adjusted issue price, the general rules discussed above under “— Market Discount” and “—Acquisition Premium and Amortizable Bond Premium” will not apply. Instead, you must reasonably determine the extent to which the difference between the price you paid for the CPDI and its adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly. If you purchase a CPDI for an amount that is less than its adjusted issue price, you must (i) make positive adjustments increasing the amount of interest you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates as described above and/or (ii) make positive adjustments increasing the amount of ordinary income (or decreasing the amount of ordinary loss) that you would otherwise recognize upon the date of a projected payment to the extent of amounts allocated to a change in expectations as to the amount of that projected payment as described above. If you purchase a CPDI for an amount that is greater than its adjusted issue price, you must (i) make negative adjustments decreasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates as described above and/or (ii) make negative adjustments decreasing the amount of ordinary income (or increasing the amount of ordinary loss) that you would otherwise recognize upon the date of a projected payment to the extent of amounts allocated to a change in expectations as to the amount of that projected payment as described above. Adjustments allocated to the interest amount are made on the date the daily portion of interest accrues.

Sale or Other Taxable Disposition of the CPDIs. Upon a sale or other taxable disposition of a CPDI, you generally will recognize taxable income or loss equal to the difference between the proceeds received and your tax basis in the CPDI. Your tax basis in the CPDI will equal your purchase price for the CPDI, increased by any interest income you have previously accrued (determined with regard to any adjustments made because you purchased the CPDI at more or less than its adjusted issue price but without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid). At maturity, you will be treated as receiving the projected amount for that date (reduced by any carryforward of a net negative adjustment), and any difference between the amount actually received and that projected amount will be treated as a positive or negative adjustment governed by the rules described above under “— Adjustments to Interest Accruals on the CPDIs.” You generally must treat any income as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. These ordinary losses are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax adviser regarding this reporting obligation.

Special Rules Relating to Fixing of Payments. Special rules may apply if all the remaining payments on a CPDI become fixed substantially contemporaneously. For this purpose, payments will be treated as fixed if the remaining contingencies with respect to them are remote or incidental. Under these rules, you would be required to account for the difference between the originally projected payments and the fixed payments in a reasonable manner over the period to which the difference relates. In addition, you would be required to make adjustments to, among other things, your accrual periods and your tax basis in the CPDI. The character of any gain or loss on a sale or exchange of your CPDI also might be affected. If one or more (but not all) contingent payments on a CPDI became fixed more than six months prior to the relevant payment date(s), you would be required to account for the difference between the originally projected payment(s) and the fixed payment(s) on a present value basis. You should consult your tax adviser regarding the application of these rules.

Foreign Currency Notes

General. The following discussion describes certain special rules applicable to you if you hold notes that are denominated in a single specified currency other than the U.S. dollar or the payments of interest and principal on which are payable in (or determined by reference to) a single specified currency other than the U.S. dollar, which we refer to as “foreign currency notes.” This discussion does not address currency-linked notes or foreign currency notes that provide for contingent payments or payments in or by reference to multiple currencies, which will be discussed in the applicable pricing supplement.

The rules applicable to notes that are denominated in a currency other than the U.S. dollar could require some or all of the gain or loss realized upon a sale or other taxable disposition of the notes that is attributable to fluctuations in currency exchange rates (“foreign currency gain or loss”) to be treated as ordinary income or loss. The rules applicable to foreign currency notes are complex, and their application may depend on your particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether you should make any of these elections may depend on your particular U.S. federal income tax situation. You should consult your tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of foreign currency notes.

Payments of Interest on Foreign Currency Notes. If you use the cash method of accounting for U.S. federal income tax purposes and receive a payment of QSI (or proceeds from a sale or other taxable disposition attributable to accrued QSI) in a foreign currency with respect to a foreign currency note, you will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on a spot rate on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and this U.S. dollar value will be your tax basis in the foreign currency received. If you are a cash method holder and you receive a payment of QSI in U.S. dollars, you should include the amount of this payment in income upon receipt. If you are a cash method holder and you are required to accrue OID on a foreign currency note, rules similar to the rules described in the following paragraph will apply with respect to the OID.

If you use the accrual method of accounting for U.S. federal income tax purposes, you will be required to include in income the U.S. dollar value of the amount of interest income (including OID, but reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at an average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. In addition to the interest income accrued as described above, you will recognize foreign currency gain or loss as ordinary income or loss (which will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from the sale, exchange or other disposition attributable to accrued interest (or OID) is actually received. The amount of foreign currency gain or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period (or, where you receive U.S. dollars, the amount of the payment in respect of the accrual period) and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). You may elect to translate interest income (including OID) for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. You must apply this election consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.

Amortizable Bond Premium and Market Discount on Foreign Currency Notes. Amortizable bond premium and market discount (each as defined above) on a foreign currency note are determined in the relevant foreign currency. In general, accrued market discount is translated into U.S. dollars at the spot rate on the date of disposition of the foreign currency note. However, if you elect to include market discount in income currently, the amount of market discount will be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average exchange rate during the accrual period. In that event, in addition to the income accrued as described above, you will recognize foreign currency gain or loss in accordance with the rules relating to accrued interest described in the paragraph immediately above.

If you elect to amortize bond premium, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. You will realize foreign currency gain or loss with respect to amortized bond premium with respect to any period by treating that amortized bond premium in the same manner as a return of principal on the sale or other taxable disposition of a foreign currency note (as discussed below). Any foreign currency gain or loss will be ordinary income or loss, as described below. If the election is not made, any loss realized on the sale, exchange or retirement of a foreign currency note will be capital loss to the extent of the bond premium.

Tax Basis in Foreign Currency Notes. Your tax basis in a foreign currency note, or the amount of any subsequent adjustment to your tax basis, will be the U.S. dollar value of the foreign currency amount paid for the note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. If you purchase a foreign currency note with previously owned foreign currency, you will recognize ordinary income or loss in an amount equal to the difference, if any, between your tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

Sale or Other Taxable Disposition of Foreign Currency Notes. Foreign currency gain or loss recognized upon the sale or other taxable disposition of a foreign currency note will be ordinary income or loss that is not treated as interest income or expense. The amount of foreign currency gain or loss generally will equal the difference between the U.S. dollar value of your purchase price (reduced by any bond premium previously amortized as described above) in the foreign currency of the note, (i) determined on the date the payment is received in exchange for the note or the note is disposed of, and (ii) determined on the date you acquired the note. Amounts attributable to accrued but unpaid interest will be treated as payments of interest on foreign currency notes as described above. Foreign currency gain or loss realized upon the sale or other taxable disposition of any foreign currency note will be recognized only to the extent of the total gain or loss realized on the sale or other taxable disposition of the foreign currency note. Any gain or loss realized in excess of the foreign currency gain or loss will be capital gain or loss (except to the extent of any accrued market discount or, in the case of a short-term note, to the extent of any discount not previously included in your income). If you recognize a loss upon a sale or other disposition of a foreign currency note above certain thresholds, you may be subject to certain reporting requirements.

If you are a cash-method taxpayer who buys or sells a foreign currency note that is traded on an established market, you will be required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of the purchase or sale. If you are an accrual-method taxpayer, you may elect the same treatment for all purchases and sales of foreign currency obligations traded on established securities markets. This election cannot be changed without the consent of the IRS. You will have a tax basis in any foreign currency received on the sale or other taxable disposition of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of the sale or other taxable disposition. Any gain or loss on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a Non-U.S. Holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition, or (ii) a former citizen or resident of the United States. If you are or may become such a person, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the notes, including the issues discussed below, in light of your circumstances.

Subject to the discussion below regarding “FATCA,” you generally will not be subject to U.S. federal withholding or income tax in respect of payments on or amounts received on a sale or other taxable disposition of a note, provided that: (i) income in respect of the notes is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a United States person.

If you are engaged in a U.S. trade or business, and if income from the notes is effectively connected with your conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty provides. In that event, if you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

U.S. Federal Estate Tax

If you are an individual Non-U.S. Holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, a note that is treated as a debt obligation for U.S. federal estate tax purposes generally will be treated as U.S.-situs property subject to U.S. federal estate tax if payments on the note, if received by the decedent at the time of death, would have been subject to U.S. federal withholding or income tax (even if the IRS Form W-8 certification requirement described above were satisfied and not taking into account the elimination of such U.S. federal withholding tax due to the application of an income tax treaty). If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of an investment in the notes.

Information Reporting and Backup Withholding

Payments on the notes, and the proceeds of a sale, exchange or other disposition of the notes, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

Assumption by Citigroup

As provided in the accompanying prospectus under “Description of Debt Securities—Citigroup Guarantees,” our obligations under the notes may be assumed by Citigroup. We intend that Citigroup will assume the notes pursuant to this provision only in circumstances in which we expect to treat such an assumption as not giving rise to a taxable modification of the notes and have been advised by our counsel that such treatment is reasonable under the circumstances and the law in effect at the time of such assumption. However, in light of the lack of clear authority regarding the treatment of such an assumption, there may be uncertainty regarding the correctness of this treatment. As a result, it is possible that the IRS may treat an assumption of the notes as a taxable modification, in which case the timing and character of income recognized with respect to the notes after the assumption could be affected significantly, depending on circumstances at the time of the assumption. Moreover, a U.S. Holder would generally be required to recognize gain (if any) with respect to the notes at the time of the assumption in the same manner as described above in respect of a sale or other taxable disposition of the notes. You should consult your tax adviser regarding the consequences of an assumption of the notes.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to interest on the notes and, for dispositions of notes after December 31, 2018, to payments of gross proceeds of the disposition. If withholding applies to the notes, we will not be required to pay any additional amounts with respect to amounts withheld. You should consult your tax adviser regarding FATCA, including the availability of certain refunds or credits.

PLAN OF DISTRIBUTION

The notes are being offered on a continuous basis by Citigroup Global Markets Holdings through Citigroup Global Markets Inc., as lead agent, and may be offered through additional or other agents named in the applicable supplement. The agent or agents participating in a particular offering of the notes and named in the applicable supplement are collectively referred to as the “agent.” The agent has agreed to use reasonable efforts to solicit orders to purchase notes. Citigroup Global Markets Holdings will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. The agent will also have the right to reject any proposed purchase in whole or in part. Citigroup Global Markets Holdings reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement, the accompanying prospectus or any other supplement without notice.

Unless otherwise specified in connection with a particular offering of notes, the agent, acting as principal, will purchase the aggregate stated principal amount of the notes offered at the public offering price stated in the applicable supplement less an underwriting discount stated in the applicable supplement. The agent may sell the notes to the public at the public offering price or to selected dealers, which may include affiliates of ours and/or the agent, at the public offering price less a selling concession described in the applicable supplement. If so specified in the applicable supplement, the agent may sell the notes to the public or to selected dealers at varying prices to be determined at the time of each sale, which may be at prevailing market prices, at prices related to such prevailing prices or at negotiated prices. After any initial public offering of notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed.

Citigroup Global Markets Holdings reserves the right to sell notes directly to investors on its own behalf. No commission will be payable nor will a discount be allowed on any sales made directly by Citigroup Global Markets Holdings.

Unless notes are issued upon the reopening of a prior offering of notes that were listed on an exchange, no note will have an established trading market when issued. Unless otherwise specified in connection with a particular offering of notes, the notes will not be listed on any securities exchange. The agent may make a market in the notes but is not obligated to do so. If the agent does make a market for a period of time, it may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any notes.

Citigroup Global Markets Holdings estimates that its printing, rating agency, trustees’ and legal fees and other expenses allocable to the offering of the notes, excluding underwriting discounts and commissions, will be approximately $4,500,000.

The agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933. Citigroup Global Markets Holdings has agreed to indemnify the agent against liabilities relating to material misstatements and omissions, or to contribute to payments that the agent may be required to make relating to these liabilities. Citigroup Global Markets Holdings will reimburse the agent for customary legal and other expenses incurred by it in connection with the offer and sale of the notes.

Unless otherwise specified in connection with a particular offering of notes, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.

Concurrently with the offering of notes through the agent as described in this prospectus supplement, Citigroup Global Markets Holdings may issue other securities under the indenture referred to in the accompanying prospectus.

A portion of the net proceeds from the sale of indexed notes or floating rate notes may be used to hedge Citigroup Global Markets Holdings’ obligations under the notes. Citigroup Global Markets Holdings may hedge its obligations under the notes through an affiliate of Citigroup Global Markets Holdings and Citigroup Global Markets Inc. or through unaffiliated counterparties, and such counterparties may profit from such expected hedging activity even if the value of the notes declines. This hedging activity could affect the level or price of the index or base rate to which such notes are linked and, therefore, the value of and your return on the notes. For more information, see the section “Use of Proceeds and Hedging” in the accompanying prospectus and the applicable supplement.

Conflicts of Interest. Citigroup Global Markets Inc., and other broker-dealer affiliates of Citigroup Global Markets Holdings, are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in offerings of the notes. Accordingly, offerings of the notes in which Citigroup Global Markets Inc. or Citigroup Global Markets Holdings’ other broker-dealer affiliates participate will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121. Neither Citigroup Global Markets Inc. nor any other broker-dealer affiliate of Citigroup Global Markets Holdings will sell notes to an account over which Citigroup Global Markets Inc. or its subsidiaries have investment discretion unless Citigroup Global Markets Inc. or such broker-dealer affiliate has received specific written approval of the transaction from the account holder.

Any agent, underwriter or dealer that is not an affiliate of ours may presently or from time to time engage in business transactions with us, including extending loans to us.

This prospectus supplement, the accompanying prospectus and each other applicable supplement may be used by Citigroup Global Markets Inc. or other affiliates of Citigroup Global Markets Holdings in connection with offers and sales of the notes offered by this prospectus supplement in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Citigroup Global Markets Inc. or these other affiliates may act as principal or agent in such transactions.

A prospectus in electronic format may be made available on the websites maintained by the agent or one or more other dealers. The agent and other dealers may agree to allocate a number of notes for sale to their online brokerage account holders. The agent and other dealers will allocate notes to the agent and dealers that may make Internet distributions on the same basis as other allocations. In addition, notes may be sold by the agent or other dealers to dealers who resell notes to online brokerage account holders.

Certain Selling Restrictions

Chile

The notes are being offered as of the date hereof solely to Qualified Investors (Inversionistas Calificados) pursuant to the private placement exemption provided by General Rule No. 336 of the Superintendencia de Valores Y Seguros (the “SVS”). The offering of the notes has not been and will not be registered with the Chilean Securities Registry or the Registry of Foreign Securities of the SVS and, therefore, the notes are not subject to oversight by the SVS and may not be sold publicly in Chile. The issuer of the notes is not obligated to make information available publicly in Chile regarding the notes. The notes may not be subject to a public offer until they are registered in the corresponding Securities Registry.

Brazil

The notes have not been and will not be issued or publicly placed, distributed, offered or negotiated in the Brazilian capital markets. None of Citigroup Global Markets Holdings, Citigroup and the issuance of any notes have been or will be registered with the Comissão de Valores Mobiliários (“CVM”) (Brazilian Securities Commission). Any public offering or distribution, as defined under Brazilian laws and regulations, of notes in Brazil is not legal without prior registration under Law No. 6,385, of 7 December 1976, as amended, and Instruction No. 400, issued by the CVM on 29 December 2003, as amended. Documents relating to the offering of any notes, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of any such notes is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of notes to the public in Brazil. Therefore, the agent has represented, warranted and agreed that it will not offer or sell notes in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Mexico

The notes have not been, and will not be, registered with the Mexican National Registry of Securities pursuant to the Mexican Securities Market Law and the agent has represented and agreed that it will not offer or sell notes in the United Mexican States. The Mexican National Banking and Securities Commission has not reviewed or approved this prospectus supplement or any other offering materials. This prospectus supplement and any other offering materials may not be publicly distributed in Mexico.

Uruguay

The notes are not and will not be registered with the Financial Services Superintendent of the Central Bank of Uruguay to be publicly offered in Uruguay and neither Citigroup Global Markets Holdings nor Citigroup qualifies as an investment fund regulated by Uruguayan law 16,774, as amended. The agent has represented and agreed that notes placed in Uruguay will be placed relying on a private placement (oferta privada) pursuant to section 2 of law 18,627.

Peru

The notes may only be placed privately in Peru, except if such offering is considered a private offering under the securities laws and regulations of Peru. The Peruvian securities market law establishes that any particular offer may qualify as private, among others, if it is directed exclusively at institutional investors. The notes will not be subject to a public offering in Peru. Therefore, neither this prospectus supplement nor any other offering materials nor any notes have been or will be registered with the Superintendencia de Mercado de Valores (Peru’s National Corporations and Securities Supervisory Commission or SMV) or with the Lima Stock Exchange. This prospectus supplement and other offering materials relating to the offer of the notes are being supplied to those Peruvian investors who have expressly requested them. Such materials may not be distributed to any person or entity other than the intended recipients. Peruvian investors, as defined by Peruvian legislation, must rely on their own examination of the terms of the offering of the notes to determine their ability to invest in them. Peruvian residents may be taxed under Peruvian tax laws, on the profits obtained from the notes or the sale thereof. Investors must independently evaluate the application of such taxes before purchasing the notes.

Bolivia

The offshore notes are not governed by Bolivian legislation nor are they registered with or regulated by the Bolivian regulatory authorities.

Hong Kong Special Administrative Region

The contents of the accompanying prospectus, this prospectus supplement and each other applicable supplement have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of the accompanying prospectus, this prospectus supplement or any other applicable supplement, they should obtain independent professional advice.

The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(a)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(b)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(c)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance

There is no advertisement, invitation or document relating to the notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. Non-insured Product: The notes are not insured by any governmental agency. The notes are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

The accompanying prospectus, this prospectus supplement and each other applicable supplement have not been registered as a prospectus with the Monetary Authority of Singapore, and the notes will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the notes may not be offered or sold or made the subject of an invitation for subscription or purchase nor may the accompanying prospectus, this prospectus supplement, any other applicable supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any notes be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the notes are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant notes pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

The notes referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction in Singapore.

The notes may be Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that are neither listed nor quoted on a securities market or a futures market.

Non-insured Product: The notes are not insured by any governmental agency. The notes are not bank deposits. The notes are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) it is not a Plan and its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase or holding of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The notes are contractual financial instruments. The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the notes if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc. or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of notes by the account, plan or annuity.

LEGAL MATTERS

Certain legal matters with respect to the validity of the notes will be passed upon for Citigroup Global Markets Holdings by Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings, Barbara Politi, Assistant General Counsel — Capital Markets of Citigroup, Davis Polk & Wardwell LLP, special products counsel to Citigroup Global Markets Holdings, and/or other counsel identified in the applicable supplement. Certain legal matters with respect to the underwriters will be passed upon by Cleary Gottlieb Steen & Hamilton LLP and/or other counsel identified in the applicable supplement. Mr. Flood and Ms. Politi each respectively beneficially own, or have rights to acquire under Citigroup’s employee benefit plans, less than 1% of Citigroup’s common stock.

Citigroup Global Markets Holdings Inc.

Medium-Term Senior Notes, Series N

Payments Due from Citigroup Global Markets Holdings Inc.

Fully and Unconditionally Guaranteed by Citigroup Inc.

PROSPECTUS SUPPLEMENT

March     , 2016

(Including Prospectus

Dated March 7, 2016)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrants in connection with the Securities being registered hereby. All of the fees set forth below, except for the commission registration fee, are estimates.

Commission Registration Fee	$	*
Accounting Fees		750,000
Trustees’ Fees and Expenses		120,000
Printing and Engraving Fees		700,000
Rating Agency Fees		200,000
FINRA Fee		0
Legal Fees and Expenses		600,000
Stock Exchange Listing Fees		200,000
Miscellaneous		200,000
Total		$2,770,000

*	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended, except for the registration fees applied in accordance with Rule 457(p) as described herein in footnote (1) to the “Calculation of Registration Fee” table.

Item 15. Indemnification of Directors and Officers.

Citigroup

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section Four of Article IV of Citigroup’s By-Laws provides that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

Citigroup also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of Citigroup’s Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

The directors and officers of Citigroup are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup’s directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup by or on behalf of such indemnifying party.

Citigroup Global Markets Holdings

Section 721 of the New York Business Corporation Law, or the BCL, provides that, in addition to the indemnification provided in Article 7 of the BCL, a corporation may indemnify a director or officer by a provision contained in its certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 722(a) of the BCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, has no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the BCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the BCL in respect of a threatened or pending action which is settled or otherwise disposed of or any claims as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723 of the BCL specifies the manner in which payment of indemnification under Section 722 of the BCL or indemnification permitted under Section 721 of the BCL may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723. Section 724 of the BCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Sections 722 and 723. Section 725 of the BCL contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

Section 726 of the BCL authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above sections, (2) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

Article Seventh(e) of the Restated Certificate of Incorporation of Citigroup Global Markets Holdings provides in part as follows:

The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation, provided that this provision shall not provide for indemnification to be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Article Ninth of the Restated Certificate of Incorporation of Citigroup Global Markets Holdings provides as follows:

To the fullest extent permitted under section 402 of the BCL, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, provided that this provision shall not limit

(a)	the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his acts violated section 719 of the BCL or

(b)	the liability of any director for any act or omission prior to adoption of a provision authorized by this paragraph.

Article Twelve of the By-laws of Citigroup Global Markets Holdings provides as follows:

The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation, provided that this provision shall not provide for indemnification to be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Citigroup Global Markets Holdings has purchased certain liability insurance for its officers and directors as permitted by Section 726 of the BCL and has entered into indemnity agreements with its directors and certain officers providing indemnification in addition to that provided under the BCL, as permitted by Section 721 of the BCL.

For the undertaking with respect to indemnification, see Item 17 herein.

See the Underwriting Agreement Basic Provisions, forms of Global Selling Agency Agreement and forms of Underwriting Agreements filed or to be filed as Exhibits 1.1 through 1.11 for certain indemnification provisions.

Item 16.	Exhibits.

Exhibit Number		Description

1.1	—	Underwriting Agreement Basic Provisions, dated March 2, 2006, relating to Debt Securities (incorporated by reference to Exhibit 1.01 to Citigroup’s Registration Statement on Form S-3 (No. 333-132177)).

1.2	—	Global Selling Agency Agreement relating to Citigroup’s Medium-Term Senior Notes, Series G (incorporated by reference to Exhibit 1.1 to Citigroup’s Current Report on Form 8-K filed on November 13, 2013 (File No. 1-9924)).

1.3	—	Form of Global Selling Agency Agreement relating to Citigroup Global Markets Holdings’ Medium-Term Senior Notes, Series N.*

1.4	—	Underwriting Agreement for Citigroup Common Stock Warrants will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.5	—	Underwriting Agreement for Citigroup Index Warrants will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.6	—	Underwriting Agreement for Citigroup Preferred Stock will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.7	—	Underwriting Agreement for Citigroup Stock Purchase Contracts will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.8	—	Underwriting Agreement for Citigroup Stock Purchase Units will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.9	—	Underwriting Agreement for Citigroup Common Stock will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.10	—	Amended and Restated Global Selling Agency Agreement, dated August 26, 2011, relating to Citigroup’s Medium-Term Notes, Series D and Series E (incorporated by reference to Exhibit 10.02 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 (File No. 1-9924)).

1.11	—	Global Selling Agency Agreement, dated December 20, 2012, relating to Citigroup’s Medium-Term Senior Notes, Series H (incorporated by reference to Exhibit 1.1 to Citigroup’s Current Report on Form 8-K filed on December 21, 2012 (File No. 1-9924)).

4.1	—	Restated Certificate of Incorporation of Citigroup (incorporated by reference to Exhibit 3.01 of Citigroup’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (File No. 1-9924)).

4.2	—	Certificate of Amendment to Restated Certificate of Incorporation of Citigroup, dated April 18, 2000 (incorporated by reference to Exhibit 3.01.3 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (File No. 1-9924)).

4.3	—	Certificate of Amendment to Restated Certificate of Incorporation of Citigroup, dated April 17, 2001 (incorporated by reference to Exhibit 3.01.4 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (File No. 1-9924)).

4.4	—	Certificate of Amendment to Restated Certificate of Incorporation of Citigroup, dated April 18, 2006 (incorporated by reference to Exhibit 3.01.6 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (File No. 1-9924)).

4.5	—	Certificate of Amendment of the Restated Certificate of Incorporation of Citigroup, dated May 6, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 9, 2011 (File No. 1-9924)).

Exhibit Number		Description

4.6	—	By-Laws of Citigroup, as amended effective October 22, 2015 (incorporated by reference to Exhibit 3.1 to Citigroup’s Current Report on Form 8-K filed on October 27, 2015 (File No. 1-9924)).

4.7	—	Restated Certificate of Incorporation of Citigroup Global Markets Holdings Inc.*

4.8	—	By-Laws of Citigroup Global Markets Holdings Inc., as amended effective February 6, 2007.*

4.9	—	Senior Debt Indenture, dated November 13, 2013, between Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to Citigroup’s Current Report on Form 8-K filed on November 13, 2013 (File No. 1-9924)).

4.10	—	First Supplemental Indenture, dated as of February 1, 2016, between Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Current Report on Form 8-K filed on February 1, 2016 (File No. 1-9924)).

4.11	—	Subordinated Debt Indenture, dated as of April 12, 2001, between Citigroup and The Bank of New York Mellon, as successor to JP Morgan Chase Bank (formerly Bank One Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.1 to Citigroup’s Registration Statement on Form S-3 (No. 333-186425)).

4.12	—	First Supplemental Indenture, dated as of August 2, 2004, between Citigroup and J.P. Morgan Trust Company, N.A. (formerly Bank One Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.13 to Citigroup’s Registration Statement on Form S-3/A (No. 333-117615)).

4.13	—	Indenture, dated July 23, 2004, between Citigroup and JPMorgan Chase Bank, as trustee (incorporated by reference to Exhibit 4.28 to Citigroup’s Registration Statement on Form S-3 (No. 333-117615)).

4.14	—	Indenture, dated as of March 15, 1987, between Primerica Corporation, a New Jersey corporation, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Registration Statement on Form S-3 (No. 33-55542)).

4.15	—	First Supplemental Indenture, dated as of December 15, 1988, among Primerica Corporation, Primerica Holdings, Inc. and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.02 to Citigroup’s Registration Statement on Form S-3 (No. 33-55542)).

4.16	—	Second Supplemental Indenture, dated as of January 31, 1991, between Primerica Holdings, Inc. and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.03 to Citigroup’s Registration Statement on Form S-3 (No. 33-55542)).

4.17	—	Third Supplemental Indenture, dated as of December 9, 1992, among Primerica Holdings, Inc., Primerica Corporation and The Bank of New York, as trustee (incorporated by reference to Exhibit 5 to Citigroup’s Form 8-A dated December 21, 1992, with respect to Citigroup’s 7 3/4% Notes Due June 15, 1999 (No. 1-9924)).

4.18	—	Fourth Supplemental Indenture, dated as of November 2, 1998, between Citigroup and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (No. 1-9924)).

4.19	—	Fifth Supplemental Indenture, dated as of December 9, 2008, between Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.04 to Citigroup’s Current Report on Form 8-K filed on December 11, 2008) (No. 1-9924)).

4.20	—	Sixth Supplemental Indenture, dated as of December 20, 2012, between Citigroup Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.5 to Citigroup’s Current Report on Form 8-K filed on December 21, 2012 (No. 1-9924)).

4.21	—	Senior Debt Indenture, dated as of June 1, 2005, among Citigroup Funding Inc., Citigroup Inc. and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4(b) to Citigroup’s Registration Statement on Form S-3 (No. 333-132370-01)).

Exhibit Number		Description

4.22	—	Second Supplemental Indenture, dated as of December 20, 2012, among Citigroup Funding Inc., Citigroup Inc. and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4.2 to Citigroup’s Current Report on Form 8-K filed on December 21, 2012 (No. 1-9924)).

4.23	—	Form of Senior Debt Indenture between Citigroup Global Markets Holdings Inc., Citigroup Inc. and The Bank of New York Mellon.*

4.24	—	Form of proposed Common Stock Warrant Agreement for Citigroup Common Stock Warrants, with form of proposed Common Stock Warrant Certificate attached as an exhibit thereto, will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4.25	—	Warrant Agreement (relating to Citigroup Warrants (expiring January 4, 2019)), dated as of January 25, 2011, between Citigroup and Computershare Inc. and Computershare Trust Company, N.A., as Warrant Agent (incorporated by reference to Exhibit 4.1 to Citigroup’s Registration Statement on Form 8-A filed on January 26, 2011 (No. 1-9924)).

4.26	—	Specimen Warrant for 255,033,142 Citigroup Warrants (incorporated by reference to Exhibit 4.2 to Citigroup’s Registration Statement on Form 8-A filed on January 26, 2011 (No. 1-9924)).

4.27	—	Warrant Agreement (relating to Citigroup Warrants (expiring October 28, 2018)), dated as of January 25, 2011, between Citigroup and Computershare Inc. and Computershare Trust Company, N.A., as Warrant Agent (incorporated by reference to Exhibit 4.1 to Citigroup’s Form 8-A filed on January 26, 2011 (No. 1-9924)).

4.28	—	Specimen Warrant for 210,084,034 Citigroup Warrants (incorporated by reference to Exhibit 4.2 to Citigroup’s Form 8-A filed on January 26, 2011 (No. 1-9924)).

4.29	—	Form of proposed Index Warrant Agreement for Citigroup Index Warrants, with form of proposed Index Warrant Certificate attached as an exhibit thereto, will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

4.30	—	Form of Certificate for Citigroup Preferred Stock.**

4.31	—	Form of Citigroup Deposit Agreement (incorporated by reference to Exhibit 4.18 to Citigroup’s Registration Statement on Form S-3 (No. 333-27155)).

4.32	—	Form of Citigroup Depositary Receipt (included in Exhibit 4.31).

4.33	—	Form of Citigroup Medium-Term Senior Notes, Series G.**

4.34	—	Form of Citigroup Global Markets Holdings Inc. Medium-Term Senior Notes, Series N.*

4.35	—	Form of Citigroup Junior Subordinated Debt Securities (included in Exhibit 4.13).

4.36	—	Form of Citigroup Senior Debt Securities (included in Exhibit 4.9).

4.37	—	Form of Citigroup Medium-Term Registered Note, Series D (incorporated by reference to Exhibit 4(d) to Citigroup’s Registration Statement on Form S-3 (File No. 333-132370-01)).

4.38	—	Form of Citigroup Medium-Term Senior Note, Series H (incorporated by reference to Exhibit 4.6 to Citigroup’s Current Report on Form 8-K filed on December 21, 2012 (File No. 1- 9924)).

4.39	—	Form of Citigroup Stock Purchase Contract will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

4.40	—	Form of Citigroup Stock Purchase Unit will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

5.1	—	Opinion of Scott L. Flood, Esq.*

Exhibit Number		Description

5.2	—	Opinion of Barbara Politi, Esq.*

12.1	—	Calculation of Ratio of Income to Fixed Charges (incorporated by reference to Exhibit 12.01 to Citigroup’s Annual Report on Form 10-K for the year ended December 31, 2015) (No. 1-9924)).

12.2	—	Calculation of Ratio of Income to Fixed Charges Including Preferred Stock Dividends (incorporated by reference to Exhibit 12.02 to Citigroup’s Annual Report on Form 10-K for the year ended December 31, 2015) (No. 1-9924)).

23.1	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*

23.2	—	Consent of Scott L. Flood, Esq. (included in Exhibit 5.1).*

23.3	—	Consent of Barbara Politi, Esq. (included in Exhibit 5.2).*

24.1	—	Powers of Attorney of certain Directors.*

25.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Citigroup Senior Debt Indenture dated November 13, 2013.**

25.2	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Citigroup Subordinated Debt Indenture dated as of April 12, 2001.**

25.3	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Citigroup Subordinated Debt Indenture dated as of July 23, 2004.**

25.4	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon (formerly, The Bank of New York), as trustee under the Citigroup Senior Debt Indenture dated as of March 15, 1987, as supplemented.**

25.5	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. under the Citigroup Senior Debt Indenture dated as of June 1, 2005.**

25.6	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Citigroup Global Markets Holdings Form of Senior Debt Indenture.*

*	Filed herewith.
**	Filed previously.

Item 17.	Undertakings.

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by Citigroup Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Citigroup Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Global Markets Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 7, 2016.

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

By:	/S/ CLIFF VERRON
Name: Cliff Verron Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities indicated March 7, 2016.

Signatures

/S/ JAMES A. FORESE James A. Forese	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/S/ CLIFF VERRON Cliff Verron	Chief Financial Officer (Principal Financial Officer)

/S/ DANIEL S. PALOMAKI Daniel S. Palomaki	Chief Accounting Officer (Principal Accounting Officer)

/S/ SCOTT L. FLOOD Scott L. Flood	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 7, 2016.

CITIGROUP INC.

By:	/S/ JOHN C. GERSPACH
Name: John C. Gerspach Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities indicated March 7, 2016.

Signatures

/S/ MICHAEL L. CORBAT Michael L. Corbat	Chief Executive Officer and Director (Principal Executive Officer)

/S/ JOHN C. GERSPACH John C. Gerspach	Chief Financial Officer (Principal Financial Officer)

/S/ JEFFREY R. WALSH Jeffrey R. Walsh	Controller and Chief Accounting Officer (Principal Accounting Officer)

* Michael E. O’Neill	Chairman of the Board

* Duncan P. Hennes	Director

* Peter Blair Henry	Director

* Franz B. Humer	Director

* Eugene M. McQuade	Director

* Gary M. Reiner	Director

* Judith Rodin	Director

* Anthony M. Santomero	Director

* Joan E. Spero	Director

* Diana L. Taylor	Director

* William S. Thompson, Jr.	Director

* James S. Turley	Director

* Ernesto Zedillo	Director

By:	/s/ JOHN C. GERSPACH
John C. Gerspach Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Description

1.1	—	Underwriting Agreement Basic Provisions, dated March 2, 2006, relating to Debt Securities (incorporated by reference to Exhibit 1.01 to Citigroup’s Registration Statement on Form S-3 (No. 333-132177)).

1.2	—	Global Selling Agency Agreement relating to Citigroup’s Medium-Term Senior Notes, Series G (incorporated by reference to Exhibit 1.1 to Citigroup’s Current Report on Form 8-K filed on November 13, 2013 (File No. 1-9924)).

1.3	—	Form of Global Selling Agency Agreement relating to Citigroup Global Markets Holdings’ Medium-Term Senior Notes, Series N.*

1.4	—	Underwriting Agreement for Citigroup Common Stock Warrants will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.5	—	Underwriting Agreement for Citigroup Index Warrants will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.6	—	Underwriting Agreement for Citigroup Preferred Stock will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.7	—	Underwriting Agreement for Citigroup Stock Purchase Contracts will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.8	—	Underwriting Agreement for Citigroup Stock Purchase Units will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.9	—	Underwriting Agreement for Citigroup Common Stock will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

1.10	—	Amended and Restated Global Selling Agency Agreement, dated August 26, 2011, relating to Citigroup’s Medium-Term Notes, Series D and Series E (incorporated by reference to Exhibit 10.02 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 (File No. 1-9924)).

1.11	—	Global Selling Agency Agreement, dated December 20, 2012, relating to Citigroup’s Medium-Term Senior Notes, Series H (incorporated by reference to Exhibit 1.1 to Citigroup’s Current Report on Form 8-K filed on December 21, 2012 (File No. 1-9924)).

4.1	—	Restated Certificate of Incorporation of Citigroup (incorporated by reference to Exhibit 3.01 of Citigroup’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (File No. 1-9924)).

4.2	—	Certificate of Amendment to Restated Certificate of Incorporation of Citigroup, dated April 18, 2000 (incorporated by reference to Exhibit 3.01.3 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (File No. 1-9924)).

4.3	—	Certificate of Amendment to Restated Certificate of Incorporation of Citigroup, dated April 17, 2001 (incorporated by reference to Exhibit 3.01.4 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (File No. 1-9924)).

4.4	—	Certificate of Amendment to Restated Certificate of Incorporation of Citigroup, dated April 18, 2006 (incorporated by reference to Exhibit 3.01.6 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (File No. 1-9924)).

4.5	—	Certificate of Amendment of the Restated Certificate of Incorporation of Citigroup, dated May 6, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 9, 2011 (File No. 1-9924)).

Exhibit Number		Description

4.6	—	By-Laws of Citigroup, as amended effective October 22, 2015 (incorporated by reference to Exhibit 3.1 to Citigroup’s Current Report on Form 8-K filed on October 27, 2015 (File No. 1-9924)).

4.7	—	Restated Certificate of Incorporation of Citigroup Global Markets Holdings Inc.*

4.8	—	By-Laws of Citigroup Global Markets Holdings Inc., as amended effective February 6, 2007.*

4.9	—	Senior Debt Indenture, dated November 13, 2013, between Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to Citigroup’s Current Report on Form 8-K filed on November 13, 2013 (File No. 1-9924)).

4.10	—	First Supplemental Indenture, dated as of February 1, 2016, between Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Current Report on Form 8-K filed on February 1, 2016 (File No. 1-9924)).

4.11	—	Subordinated Debt Indenture, dated as of April 12, 2001, between Citigroup and The Bank of New York Mellon, as successor to JP Morgan Chase Bank (formerly Bank One Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.1 to Citigroup’s Registration Statement on Form S-3 (No. 333-186425)).

4.12	—	First Supplemental Indenture, dated as of August 2, 2004, between Citigroup and J.P. Morgan Trust Company, N.A. (formerly Bank One Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.13 to Citigroup’s Registration Statement on Form S-3/A (No. 333-117615)).

4.13	—	Indenture, dated July 23, 2004, between Citigroup and JPMorgan Chase Bank, as trustee (incorporated by reference to Exhibit 4.28 to Citigroup’s Registration Statement on Form S-3 (No. 333-117615)).

4.14	—	Indenture, dated as of March 15, 1987, between Primerica Corporation, a New Jersey corporation, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Registration Statement on Form S-3 (No. 33-55542)).

4.15	—	First Supplemental Indenture, dated as of December 15, 1988, among Primerica Corporation, Primerica Holdings, Inc. and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.02 to Citigroup’s Registration Statement on Form S-3 (No. 33-55542)).

4.16	—	Second Supplemental Indenture, dated as of January 31, 1991, between Primerica Holdings, Inc. and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.03 to Citigroup’s Registration Statement on Form S-3 (No. 33-55542)).

4.17	—	Third Supplemental Indenture, dated as of December 9, 1992, among Primerica Holdings, Inc., Primerica Corporation and The Bank of New York, as trustee (incorporated by reference to Exhibit 5 to Citigroup’s Form 8-A dated December 21, 1992, with respect to Citigroup’s 7 3/4% Notes Due June 15, 1999 (No. 1-9924)).

4.18	—	Fourth Supplemental Indenture, dated as of November 2, 1998, between Citigroup and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (No. 1-9924)).

4.19	—	Fifth Supplemental Indenture, dated as of December 9, 2008, between Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.04 to Citigroup’s Current Report on Form 8-K filed on December 11, 2008) (No. 1-9924)).

4.20	—	Sixth Supplemental Indenture, dated as of December 20, 2012, between Citigroup Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.5 to Citigroup’s Current Report on Form 8-K filed on December 21, 2012 (No. 1-9924)).

4.21	—	Senior Debt Indenture, dated as of June 1, 2005, among Citigroup Funding Inc., Citigroup Inc. and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4(b) to Citigroup’s Registration Statement on Form S-3 (No. 333-132370-01)).

Exhibit Number		Description

4.22	—	Second Supplemental Indenture, dated as of December 20, 2012, among Citigroup Funding Inc., Citigroup Inc. and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4.2 to Citigroup’s Current Report on Form 8-K filed on December 21, 2012 (No. 1-9924)).

4.23	—	Form of Senior Debt Indenture between Citigroup Global Markets Holdings Inc., Citigroup Inc. and The Bank of New York Mellon.*

4.24	—	Form of proposed Common Stock Warrant Agreement for Citigroup Common Stock Warrants, with form of proposed Common Stock Warrant Certificate attached as an exhibit thereto, will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4.25	—	Warrant Agreement (relating to Citigroup Warrants (expiring January 4, 2019)), dated as of January 25, 2011, between Citigroup and Computershare Inc. and Computershare Trust Company, N.A., as Warrant Agent (incorporated by reference to Exhibit 4.1 to Citigroup’s Registration Statement on Form 8-A filed on January 26, 2011 (No. 1-9924)).

4.26	—	Specimen Warrant for 255,033,142 Citigroup Warrants (incorporated by reference to Exhibit 4.2 to Citigroup’s Registration Statement on Form 8-A filed on January 26, 2011 (No. 1-9924)).

4.27	—	Warrant Agreement (relating to Citigroup Warrants (expiring October 28, 2018)), dated as of January 25, 2011, between Citigroup and Computershare Inc. and Computershare Trust Company, N.A., as Warrant Agent (incorporated by reference to Exhibit 4.1 to Citigroup’s Form 8-A filed on January 26, 2011 (No. 1-9924)).

4.28	—	Specimen Warrant for 210,084,034 Citigroup Warrants (incorporated by reference to Exhibit 4.2 to Citigroup’s Form 8-A filed on January 26, 2011 (No. 1-9924)).

4.29	—	Form of proposed Index Warrant Agreement for Citigroup Index Warrants, with form of proposed Index Warrant Certificate attached as an exhibit thereto, will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

4.30	—	Form of Certificate for Citigroup Preferred Stock.**

4.31	—	Form of Citigroup Deposit Agreement (incorporated by reference to Exhibit 4.18 to Citigroup’s Registration Statement on Form S-3 (No. 333-27155)).

4.32	—	Form of Citigroup Depositary Receipt (included in Exhibit 4.31).

4.33	—	Form of Citigroup Medium-Term Senior Notes, Series G.**

4.34	—	Form of Citigroup Global Markets Holdings Inc. Medium-Term Senior Notes, Series N.*

4.35	—	Form of Citigroup Junior Subordinated Debt Securities (included in Exhibit 4.13).

4.36	—	Form of Citigroup Senior Debt Securities (included in Exhibit 4.9).

4.37	—	Form of Citigroup Medium-Term Registered Note, Series D (incorporated by reference to Exhibit 4(d) to Citigroup’s Registration Statement on Form S-3 (File No. 333-132370-01)).

4.38	—	Form of Citigroup Medium-Term Senior Note, Series H (incorporated by reference to Exhibit 4.6 to Citigroup’s Current Report on Form 8-K filed on December 21, 2012 (File No. 1- 9924)).

4.39	—	Form of Citigroup Stock Purchase Contract will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

4.40	—	Form of Citigroup Stock Purchase Unit will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

5.1	—	Opinion of Scott L. Flood, Esq.*

5.2	—	Opinion of Barbara Politi, Esq.*

Exhibit Number		Description

12.1	—	Calculation of Ratio of Income to Fixed Charges (incorporated by reference to Exhibit 12.01 to Citigroup’s Annual Report on Form 10-K for the year ended December 31, 2015) (No. 1-9924)).

12.2	—	Calculation of Ratio of Income to Fixed Charges Including Preferred Stock Dividends (incorporated by reference to Exhibit 12.02 to Citigroup’s Annual Report on Form 10-K for the year ended December 31, 2015) (No. 1-9924)).

23.1	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*

23.2	—	Consent of Scott L. Flood, Esq. (included in Exhibit 5.1).*

23.3	—	Consent of Barbara Politi, Esq. (included in Exhibit 5.2).*

24.1	—	Powers of Attorney of certain Directors.*

25.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Citigroup Senior Debt Indenture dated November 13, 2013.**

25.2	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Citigroup Subordinated Debt Indenture dated as of April 12, 2001.**

25.3	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Citigroup Subordinated Debt Indenture dated as of July 23, 2004.**

25.4	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon (formerly, The Bank of New York), as trustee under the Citigroup Senior Debt Indenture dated as of March 15, 1987, as supplemented.**

25.5	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. under the Citigroup Senior Debt Indenture dated as of June 1, 2005.**

25.6	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Citigroup Global Markets Holdings Form of Senior Debt Indenture.*

*	Filed herewith.

**	Filed previously.